EXHIBIT 4.9
                                                                EXECUTION COPY


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                               U.S. $75,000,000

                               CREDIT AGREEMENT


                           Dated as of April 2, 2004

                                     among

            VITROCRISA COMERCIAL, S. de R.L. de C.V., as Borrower,

                 VITROCRISA, S. de R.L. de C.V., as Guarantor,

                        VARIOUS FINANCIAL INSTITUTIONS,

                BANK OF MONTREAL, as the Administrative Agent,

                                      and

   HSBC BANK USA and HSBC Mexico, S.A., Institucion de Banca Multiple, Grupo
                      Financiero HSBC, as the Collateral
                                    Agents

                                  Arranged by

                                HARRIS NESBITT

                                      and

                        BANCO NACIONAL DE MEXICO, S.A.,
                            as Joint Lead Arrangers

                                 Syndicated by

                                HARRIS NESBITT

                                      and

                        BANCO NACIONAL DE MEXICO, S.A.,
                             as Syndication Agents



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


     CREDIT AGREEMENT, dated as of April 2, 2004, among VITROCRISA COMERCIAL,
S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of the United Mexican States ("Comercial"), VITROCRISA, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of the United Mexican States ("Vitrocrisa"), and the financial institutions listed in Schedule I hereto (each, a "Lender" and collectively, the "Lenders"), BANK OF MONTREAL, as the administrative agent (in such capacity the "Administrative Agent"), HSBC BANK USA and HSBC Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC ("HSBC Mexico, S.A."), as the collateral agents (in such capacity collectively, the "Collateral Agents"), and HARRIS NESBITT, as the Arranger (in such capacity "Arranger").

                             W I T N E S S E T H:

          WHEREAS, Comercial desires to obtain commitments from the Lenders pursuant to which loans will be made to Comercial and the Lenders are willing, on the terms and subject to the conditions herein set forth to extend such commitments and make such loans to Comercial as herein specifically set forth;

          NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

          Section 1. Definitions and Principles of Construction.

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accelerated Product Payment Agreement" shall mean that certain accelerated product payment agreement of even date herewith executed by Crisa Ltd. and Comercial in substantially the form of Exhibit Q, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Acceptable Bank" shall have the meaning provided in Section
9.13(b).

          "Acceptable Letter of Credit" shall have the meaning provided in
Section 9.13(b).

          "Account Banks" shall mean Comerica Bank, Citibank, and Laredo National Bank.

          "Account Control Agreement" shall mean each of those certain account control agreements of even date herewith entered into among the Collateral Agent, the US Affiliates and the Account Banks, with respect to the deposit accounts of the US Affiliates existing on the Closing Date, as amended, supplemented, restated or otherwise modified and in effect from time to time.



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


          "Accounts Receivable Report" shall mean a report substantially in the form of Exhibit G which shall contain details including, but not limited to, currency of payment, buyer names and payment terms, including aging of receivables and breakdown of transactions permitted under Section 8.6.

          "Additional Costs" shall have the meaning provided in Section 4.4.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include its successors including each other Person as shall have been subsequently been appointed as the successor Administrative Agent pursuant to Section 11.

          "Administrative Agent Fee Letter" means that certain letter agreement dated April 2, 2004 among Vitrocrisa, Comercial, the Administrative Agent and the Arranger (including the annexes and exhibits thereto), as from time to time amended, supplemented, restated or modified and in effect from time to time.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power either (a) to vote 10% or more of the securities or equity interest having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities (or equity interests), by contract or otherwise.

          "Agent" shall mean each of the Administrative Agent and the Collateral Agents.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time in accordance with its terms.

          "Applicable Margin" shall mean (i) in the case of Tranche A Loans, the Tranche A Applicable Margin, and (ii) in the case of Tranche B Loans, the Tranche B Applicable Margin.

          "Arranger" shall have the meaning provided in the first paragraph of the Agreement.

          "Bankruptcy Code" shall mean the Ley de Concursos Mercantiles of Mexico or any other law or provision dealing with insolvency matters in Mexico or Title 11 of the United States Code, as amended from time to time and any successor statute thereto.

          "Base Rate" shall mean the rate of Harris Bank Trust & Savings which appears on the Telerate Page 41 from time to time as its base rate, the Base Rate to change when and as such base rate changes. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

          "Base Rate Loan" shall mean a Loan that bears interest based on the Base Rate.



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


          "Base Rate Note" means a promissory note (pagare), in substantially the form of Exhibit B-1 in the case of a note evidencing Tranche A Term Loans, Exhibit B-3 in the case of a note evidencing Tranche A Revolving Notes, and Exhibit B-5 in the case of a note evidencing Tranche B Loans, in each case executed by Comercial (and signed por aval by Vitrocrisa and in the case of a Base Rate Note evidencing a Tranche A Loan also signed por aval by Vitro) in favor of each relevant Lender.

          "BMO" shall mean Bank of Montreal.

          "Borrowing" shall mean the borrowing of Loans from the Lenders on any Borrowing Date.

          "Borrowing Date" shall mean each date occurring on or after the Closing Date on which a Borrowing hereunder occurs.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall not be in New York, London or Mexico City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Capitalized Lease" means any lease of property, real or personal, or similar arrangement, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Capitalized Lease Liabilities" of any Person, means all monetary obligations of such Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as Capitalized Leases, and, for purposes of this Agreement and each other Transaction Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Collateral Account" shall have the meaning provided in Section 7.19(b).

          "Cash Equivalents" shall mean, as to any Person, (i) dollar-denominated securities issued or directly and fully guaranteed or insured by the United States or any Government Agency thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition,
(ii) dollar-denominated time deposits or certificates of deposit of any commercial bank, or principal banking subsidiary of a bank holding company, in any such case incorporated in the United States of recognized standing and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's, a division of the McGraw Hill Companies, or "A2" or the equivalent thereof from Moody's Investors Service, Inc., (iii) dollar-denominated repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in (x) the United States rated at least A-1 or the equivalent by Standard & Poor's, a division of the McGraw Hill Companies, or at least P-1 or the equivalent thereof by Moody's Investor Service,



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


Inc. or (y) Mexico rated at least investment grade in Dollars by Fitch, Inc., and in each case of clause (x) and (y), maturing not more than six months after the date of acquisition by such Person, (v) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (v) above, (vii) demand deposit accounts maintained in the ordinary course of business, and (viii) certificates of deposits, bank promissory notes and bankers' acceptances denominated in Pesos, maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Comision Nacional Bancaria y de Valores (CNBV) or by the Instituto de Proteccion al Ahorro Bancario (IPAB) or any successor thereto.

          "Change in Control" shall mean any of the following:

          (i) either Vitro or Libbey shall own, directly or indirectly, beneficially or of record, less than 40.0% of the issued and outstanding voting equity of Vitrocrisa or Comercial; or

          (ii) either Vitro or Libbey shall own, directly or indirectly, beneficially or of record, more than 60.0% of the issued and outstanding voting equity of Vitrocrisa or Comercial; or

          (iii) Vitro and Libbey, together, shall cease to own, directly or indirectly, beneficially or of record, less than 100.0% of the issued and outstanding voting equity of Vitrocrisa or Comercial; or

          (iii) either Vitro or Libbey shall cease to control, directly or indirectly, the power to direct or cause the direction of the management and policies of Vitrocrisa, whether through the ownership of voting securities, by contract or otherwise or Comercial; or

          (iv) in the event that Vitro or Libbey (or the Person(s) through which either Vitro or Libbey own the equity) have pledged any of the voting equity of Vitrocrisa or Comercial to any other Person, there shall occur any default under the agreement(s) pursuant to which such pledge was made.

          "Clean Down Period" shall have the meaning provided in Section
4.2.3(c).

          "Closing Date" shall mean the date hereof.

          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include their respective successors including each other Person as shall have been subsequently been appointed as the successor Collateral Agent pursuant to Section 11.

          "Collateral Agent Fee Letter" means that certain letter agreement dated April 2, 2004 among Vitrocrisa, Comercial and the Collateral Agents (including the annexes and exhibits thereto).



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



          "Collateral Documents" means the Security Agreement, the US Affiliate Security Agreements, the Non-Possessory Pledge Agreement, and the Consents.

          "Combined Operating Cash Flow" of any Person as of any date shall mean the sum of (i) operating income, (ii) depreciation and amortization and
(iii) other non-cash charges to the extent deducted in the process of arriving at the operating income, in each case determined on a consolidated basis together with its Consolidated Subsidiaries in accordance with GAAP, all such items for the twelve months ending on such date.

          "Comercial" shall have the meaning provided in the first paragraph of this Agreement.

          "Commitment" shall mean for each Lender, its Tranche A Commitment and its Tranche B Commitment, in each case, if any.

          "Commitment Fee" shall have the meaning provided in Section 3.1.

          "Consents" means each of those certain consents of even date herewith executed by Libbey Glass, Sunbeam Products, Hamilton Beach, Simatelex Manufactory Company Limited, Tsann Kuen China Enterprise LTD, Whirlpool Corporation, Conair Corporation, Sunbeam Latin America, Inc., Grupo Segma SPA and Siemens PT & D arising from or related to exports made directly or indirectly by Comercial, in substantially the form of Exhibit M hereto and the consent from the payee of the Intercompany Note referenced in Section 5.1.11, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Consolidated Assets" of any Person means the sum obtained by adding the Consolidated Current Assets and the amount of all other assets of such Person, all as determined in accordance with GAAP.

          "Consolidated Capital Expenditures" of any Person means, as of any date, the aggregate amount of all expenditures of such Person and its Consolidated Subsidiaries for fixed or capital assets made during the twelve
(12) month period ending on such date which, in accordance with GAAP, would be classified as capital expenditures.

          "Consolidated Current Assets" of any Person means the aggregate (as of the relevant date of calculation) of such Person's and its Consolidated Subsidiaries' cash, marketable securities, trade and other receivables realizable within one year, and inventories and prepaid expenses and other current assets, all as determined in accordance with GAAP.

          "Consolidated Current Liabilities" means the aggregate (as of the relevant date of calculation) of such Person's and its Consolidated Subsidiaries' liabilities falling due on demand or within one year, all as determined in accordance with GAAP.

          "Consolidated Gross Interest Expense" of any Person, as of any date, shall mean the aggregate amount of interest payable upon such Person's and its Consolidated Subsidiaries' total outstanding Indebtedness for the twelve (12) month period ending on such date.



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


          "Consolidated Indebtedness" of any Person shall mean, as of any date of determination, the aggregate consolidated Indebtedness of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Liabilities" of any Person means the sum obtained by adding the Consolidated Current Liabilities and all other liabilities of such Person and its Consolidated Subsidiaries, all as determined in accordance with GAAP.

          "Consolidated Net Income" of any Person for any period means the consolidated net income of such Person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Consolidated Net Worth" of any Person, at any date, means the difference between (x) Consolidated Assets and (y) Consolidated Liabilities, of such Person and its Consolidated Subsidiaries.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Crisa Industrial" means Crisa Industrial, L.L.C., a Delaware limited liability company.

          "Crisa Ltd." means Crisa Texas Limited, LP (d/b/a Crisa Ltd.), a Texas limited partnership.

          "Default" shall mean any Event of Default or any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Guarantor" shall have the meaning provided in Section 9.13(a).

          "Derivative Obligation" shall mean, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to Hedge Agreements. The amount of any Derivative Obligation, as of any date of determination, shall be deemed equal to the fair mark-to-market value as of the last day of the most recent fiscal quarter ending on or before such date of determination.

          "Dollars" and the sign "$" shall mean freely transferable lawful money of the United States.

          "Effective Date" shall mean the first Business Day occurring on or after the Closing Date when all conditions to the initial Borrowing are satisfied.

          "Environmental Laws" means any and all applicable federal, national, state and local treaties, laws, regulations, "normas tecnicas" or other governmental restrictions of any applicable Government Agency relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment.



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


          "Eurodollar Reserve Percentage" means, for any Borrowing of LIBOR Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, in which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes the deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirements by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow Amount" shall have the meaning provided in Section 7.20(b).

          "Excess Cash Flow Prepayment" shall have the meaning provided in
Section 7.20(a).

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.

          "Final Maturity Date" shall mean (i) in the case of Tranche A Term Loans, April 2, 2009, (ii) in the case of the Tranche A Revolving Loans, the Tranche A Revolving Commitment Termination Date, and (iii) in the case of Tranche B Term Loans, April 2, 2007.

          "GAAP" means, Mexican generally accepted accounting principles as in effect from time to time applied on a basis consistent with those applied in the preparation of then-most recent audited consolidated financial statements of the relevant Person and its Consolidated Subsidiaries delivered to the Lenders (except for changes concurred in by such Person's independent auditors).

          "Government Agency" shall mean any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities) of, or controlled by, as the case may be, Mexico or the United States or any political subdivision thereof.

          "Governmental Approval" shall mean any authorization, approval, consent, license, concession, ruling, permit, tariff, rate, certification, order, validation, exemption, waiver, variance, opinion of, or registration, filing or recording with, any applicable Government Agency.

          "Guaranteed Obligations" shall have the meaning provided in Section 10.1.

          "Guarantor" shall mean each Person who has executed a Guaranty.



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


          "Guarantor Event of Default" shall mean, (a) collectively, (i) a Guarantor Event of Default as defined in the Libbey Guaranty, (ii) a Guarantor Event of Default as defined in the Vitro Guaranty, (iii) a Guarantor Event of Default as defined in any US Affiliate Guaranty, and (iv) a Guarantor Event of Default as defined in any Subsidiary Guaranty, and (b) individually, any of the foregoing.

          "Guaranty" shall mean any of the Libbey Guaranty, Vitro Guaranty, or any US Affiliate Guaranty or Subsidiary Guaranty, as amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Hedge Agreement" shall mean any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

          "HSBC Mexico, S.A." shall have the meaning provided in the first paragraph of the Agreement.

          "Indebtedness" as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capitalized leases or Capitalized Lease Liabilities which is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, (iv) any interest-bearing obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, (v) any preferred, preference, special or similar stock of any Person which is not entitled to share in a distribution without limitation of amount in the event of a liquidation of such Person and which is not convertible or redeemable into common stock of such Person, (vi) all guarantees, make-whole, keep well or similar arrangements pursuant to which such Person has agreed to be liable or responsible for or on account of any Indebtedness of any other Person described in the other clauses of this definition, (vii) all Indebtedness secured by any Lien on any property or asset owned or held by such Person, irrespective of whether the Indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and
(viii) all Derivative Obligations of such Person.

          "Indebtedness to be Paid" shall have the meaning provided in Section 5.1.9.

          "Intercompany Note" shall mean that certain intercompany note of even date herewith executed by Comercial payable to the order of Servicios y Operaciones Financieras Vitro in the principal amount set forth in Section
5.1.11 and in substantially the form of Exhibit I, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Interest Determination Date" shall mean, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

          "Interest Period" shall mean the interest period set forth in respect of LIBOR Loans in Section 2.7(a).



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


          "Investments" shall have the meaning set forth in Section 8.4.

          "Law" shall mean any constitution, treaty or convention, statute, law, code, act, ordinance, decree, order, injunction, rule, regulation, resolution, guideline, interpretation, direction, policy, restriction or request (whether or not in any such case having the force of law), or judicial, administrative or arbitral decision.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement, subject to Section 12.5(a) hereof.

          "Lender Assignment Agreement" shall have the meaning set forth in
Section 12.5.

          "Lending Office" shall mean, with respect to each Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Lender as such Lender may from time to time specify as such to Comercial and the Administrative Agent.

          "Libbey" means Libbey Inc., a Delaware corporation.

          "Libbey Collection Accounts" shall mean each of the Libbey Collection Account and each Related Account as such terms are defined in that certain US Affiliate Security Agreement, dated as of the date hereof, made by Crisa Ltd. in favor of the Collateral Agent for the Lender Parties (as defined therein).

          "Libbey Glass" means Libbey Glass Inc., a Delaware corporation.

          "Libbey Guaranty" shall mean that certain Guaranty executed by Libbey and Libbey Glass dated the date hereof in substantially the form of Exhibit J, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Libbey Receivables" means accounts receivable payable by Libbey or any Affiliate of Libbey to Comercial or the US Affiliates.

          "LIBOR" shall mean, with respect to each Interest Period for LIBOR Loans, (i) the rate which appears on the Telerate Page 3750 (the "Telerate Page") (rounded upward to the next whole multiple of 1/16th of 1%) at 11:00 a.m. (London time) for deposits in Dollars comparable to the outstanding principal amount of the Loans with maturities comparable to such Interest Period; provided, that if the Telerate Page is not available or if no such rate is quoted for the relevant Interest Period, then LIBOR shall mean the average of the rates which appear on the Reuters Screen LIBO Page (the "LIBO Page"); and, if the LIBO Page is not available or if no such rate is quoted for the relevant Interest Period, then LIBOR shall mean the average of the offered quotations to two leading banks in London for Dollar deposits of amounts comparable to the outstanding principal amount of the Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Loan (in each such case rounded upward to the next whole multiple of 1/16th of 1%), determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage.



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


          "LIBOR Loan" shall mean a Loan that bears interest based on LIBOR.

          "LIBOR Note" means a promissory note (pagare), in substantially the form of Exhibit B-2 in the case of a note evidencing Tranche A Term Loans, Exhibit B-4 in the case of a note evidencing Tranche A Revolving Loans, and Exhibit B-6 in the case of a note evidencing Tranche B Loans, in each case executed by Comercial (and signed por aval by Vitrocrisa and in the case of any note evidencing a Tranche A Loan also signed por aval by Vitro) in favor of each relevant Lender.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or other), charge, option, right of first refusal, right of use or occupancy, "fideicomiso", "mandato" preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing or any other arrangement having the same effect as any of the foregoing).

          "Loan" shall mean any Tranche A Term Loan, Tranche A Revolving Loan or Tranche B Loan.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" shall mean, with respect to any Person,
(i) any material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities (contingent or otherwise), revenues, properties or prospects of such Person and, unless the context indicates otherwise, such Person's Consolidated Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of such Person to perform any of its obligations under any Transaction Document to which it is a party, and/or
(iii) any material adverse effect on the rights and/or remedies of the Administrative Agent, the Collateral Agent (in such capacity) and/or any Lender hereunder or under any of the other Transaction Documents.

          "Mexico" shall mean the United Mexican States and any political subdivision thereof.

          "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

          "Non-Possessory Pledge Agreement" shall mean that certain Non-Possessory Pledge Agreement, dated of even date herewith, executed by Comercial and HSBC Mexico, S.A., as the collateral agent in substantially the form of Exhibit P hereto, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Note" shall mean with respect to a Base Rate Loan, a Base Rate Note, and with respect to a LIBOR Loan, a LIBOR Note.

          "Notice of Borrowing" shall have the meaning provided in Section
2.2.



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


          "Notice Office" shall mean, with respect to the Administrative Agent, the office of the Administrative Agent located at 115 South LaSalle Street, Chicago, Illinois 60603, or such `other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, and with respect to the Collateral Agent, (i) if to HSBC Bank, N.A., (ii) if to HSBC Mexico, S.A., Av. Ocampo 470 Pte Primer Piso Zona Centro, Monterrey, Nuevo Leon, and (iii) if to HSBC Bank USA, to the office of the Collateral Agent located at 452 Fifth Avenue, New York, New York 10018, or such other office as the Collateral Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Transaction Document.

          "Other Transactions" means, with respect to any twelve-month period,
(i) all cash payments made during such period relating to retirement and pensions for employees, (ii) all cash payments made during such period relating to the severance of employees who are not replaced, (iii) other income or losses (on a net basis) derived from activities other than the main business activities of Comercial and Vitrocrisa, and (iv) exchange rate variations resulting in the revaluation or devaluation of accounts receivable and accounts payable denominated in any currency other than Pesos, in each case to the extent not otherwise included in determining Combined Operating Cash Flow for such period.

          "Payment Office" shall mean the office of the Administrative Agent located at 115 South LaSalle Street, Chicago, IL 60603, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Permitted Liens" shall have the meaning provided in Section 8.1.

          "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, trust, estate or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Peso" shall mean the lawful currency of Mexico.

          "Process Agent" shall mean CT Corporation System, presently located at 111 8th Avenue, New York, New York 10011.

          "Required Lenders" shall mean at any time with respect to any action the Lenders, whose consent is required with respect to such action pursuant to
Section 12.14 hereof.

          "Required Reserve Amount" shall have the meaning provided in Section 7.18.

          "Required Tranche A Lenders" means at any time the Lenders holding more than 50% of the sum of the then aggregate unpaid principal amount of the Tranche A Loans and the Tranche A Total Commitment.

          "Required Tranche A Revolving Lenders" means, at any time, Lenders holding more than 66 2/3% of the then aggregate amount of the Tranche A Revolving Commitments.

          "Required Tranche B Lenders" means at any time the Lenders holding more than 50% of the then aggregate unpaid principal amount of the Tranche B Loans or, if no such principal amount is then outstanding, Lenders holding more than 50% of the Tranche B Total Commitment.

          "Reserve Account" shall have the meaning provided in Section 7.18.

          "S&P" shall mean Standard and Poor's and any successor thereto that is a nationally recognized rating agency.

          "Scheduled Repayment Date" means (i) the Tranche A Term Scheduled Repayment Date in the case of Tranche A Term Loans, and (ii) the Tranche B Scheduled Repayment Date in the case of Tranche B Loans.

          "Secured Obligations" means the Tranche A Obligations and any Derivative Obligations owed to a Lender or its successors or assigns under a Hedge Agreement entered into pursuant to Section 8.3(d).

          "Security Agreement" means that certain security agreement executed by Comercial in substantially the form of Exhibit L hereto , as amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Servicios y Operaciones Financieras Vitro" means Servicios y Operaciones Financieras Vitro, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized and existing under the laws of Mexico.

          "SHCP" shall have the meaning provided in Section 4.4.

          "Short Term Investments" shall have the meaning provided in Section 8.4(c).

          "Solvent" shall mean (a) with respect to any Person organized under Mexican law, including without limitation, Comercial, Vitrocrisa and Vitro that, as of any date of determination, Comercial or Vitrocrisa have not defaulted on payment of at least two different creditors: (i) for obligations that have been due for at least 30 days, which represent at least 35% of all obligations owed by either Comercial or Vitrocrisa, as the case may be; and,
(ii) that Comercial and Vitrocrisa do have assets to cover at least 80% of its due obligations, as defined in article 10 of the Mexican Commercial Insolvency Law (Ley de Concursos Mercantiles); and (b) when used with respect to any Person organized under the laws of the U.S. or any state of the U.S., including each US Affiliate and Libbey that, as of any date of determination,
(a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary" of any Person means any other Person, (i) of which (or in which) greater than 50% of (A) the outstanding capital stock of any class or classes having ordinary voting power to elect a majority of the board of directors of such second Person, if a corporation, (B) the interest in the capital or profits of such second Person, if a partnership or other entity, or
(C) the beneficial interest of such trust or estate, if a trust or estate, is at the time directly or indirectly owned by such first Person, by such first Person and one or more other Subsidiaries of such first Person, or by one or more other Subsidiaries of such first Person; (ii) which is otherwise effectively controlled by such first Person or any other Subsidiary of such first Person, pursuant to contract, arrangement, understanding or otherwise; or (iii) any other corporation, association or other business entity that is required by GAAP to be combined or consolidated with such Person.

          "Subsidiary Guaranty" means the unconditional guaranty of the Subsidiaries of Vitrocrisa and/or Comercial in substantially the form of Exhibit H hereto, as such guaranty may be amended, supplemented, restated or otherwise modified from time to time.

          "Supermajority Lenders" shall mean, at any time, Lenders holding 66 2/3% or more of the then aggregate unpaid principal amount of the Loans and the unused Total Commitment; provided that such Lenders shall include at least one Lender having outstanding Tranche A Loans or a Tranche A Term Commitment or Tranche A Revolving Commitment and one Lender having outstanding Tranche B Loans or a Tranche B Commitment.

          "Total Commitment" shall mean, at any time, the sum of the Tranche A Total Commitments and the Tranche B Total Commitments of all the Lenders.

          "Tranche A Applicable Margin" means at any time:

          (a) for any date during the period from the Closing Date to (but not including) the first anniversary of the Closing Date, 2.75% per annum with respect to Tranche A LIBOR Loans and 1.75% per annum with respect to Tranche A Base Rate Loans;

          (b) for any date during the period from the first anniversary of the Closing Date to (but not including) the second anniversary of the Closing Date, 2.875% per annum with respect to Tranche A LIBOR Loans and 1.875% per annum with respect to Tranche A Base Rate Loans;

          (c) for any date during the period from the second anniversary of the Closing Date to (but not including) the third anniversary of the Closing Date, 3.00% per annum with respect to Tranche A LIBOR Loans and 2.00% per annum with respect to Tranche A Base Rate Loans;

          (d) for any date during the period from the third anniversary of the Closing Date to (but not including) the fourth anniversary of the Closing Date, 3.125% per annum with respect to Tranche A LIBOR Loans and 2.125% per annum with respect to Tranche A Base Rate Loans; and

          (e) for any date during the period from the fourth anniversary of the Closing Date and thereafter, 3.25% per annum with respect to Tranche A LIBOR Loans and 2.25% per annum with respect to Tranche A Base Rate Loans;

provided, that if on any quarterly report delivered pursuant to Section 7.1(a) (other than a quarterly report delivered in respect of a quarter ended prior to the date six months following the Closing Date) the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (determined on a combined basis for Vitrocrisa and Comercial) as of the last day of the quarter to which such quarterly report relates (i) is equal to or less than 2.5:1.0, then the Tranche A Applicable Margin shall be 0.25% lower than the Tranche A Applicable Margin otherwise applicable during such time period from and after the first day of the quarter immediately following the receipt by the Administrative Agent of the relevant quarterly report, and (ii) is equal to or less than 1.75:1.0, then the Tranche A Applicable Margin shall decrease by 0.25% (in addition to the 0.25% referred to in clause (i) above) from and after the first day of the quarter immediately following the receipt by the Administrative Agent of the relevant quarterly report; further, provided, that any decrease in the Tranche A Applicable Margin as a result of the immediately preceding proviso shall remain in effect only for any quarter for which the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (such ratio to be determined on a combined basis for Vitrocrisa and Comercial), as of the last day of the immediately preceding quarter, is equal to or less than the relevant corresponding ratio specifically referenced in clauses (i) or (ii), as applicable, of this proviso.

          "Tranche A Commitment" means either a Tranche A Term Commitment or a Tranche A Revolving Commitment.

          "Tranche A Lender" means any Lender that holds Tranche A Loans or Tranche A Commitments.

          "Tranche A Loans" means, with respect to each Lender, its Tranche A Revolving Loans and its Tranche A Term Loans.

          "Tranche A Notes" means the Tranche A Term Notes and the Tranche A Revolving Notes.

          "Tranche A Obligations" means all Obligations of Vitrocrisa and/or Comercial to each of the Tranche A Lenders and the Agents relating to the Tranche A Loans or the Tranche A Commitments, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or any other Transaction Document, in each case as the same may be amended, supplemented, restated, extended, renewed or otherwise modified from time to time.

          "Tranche A Revolving Commitment" means, with respect to each Lender at any time, its commitment to make Tranche A Revolving Loans to Comercial pursuant to Section 2.1.2 hereof in a principal amount from time to time outstanding not to exceed the amount set forth opposite such Lender's name in
Schedule I directly below the column entitled "Tranche A Revolving Commitment", as may be reduced by voluntary prepayments applied to Tranche A Term Loans pursuant to Section 4.1 or Excess Cash Flow Prepayments applied to Tranche A Loans pursuant to Section 4.1.

          "Tranche A Revolving Commitment Termination Date" shall mean the third anniversary date of the Closing Date.

          "Tranche A Revolving Loans" shall have the meaning provided in
Section 2.1.2.

          "Tranche A Revolving Note" shall have the meaning provided in
Section 2.4.

          "Tranche A Term Note" shall have the meaning provided in Section
2.4.

          "Tranche A Term Commitment" means, with respect to each Lender at any time, its commitment to make one Tranche A Term Loan to Comercial on the Effective Date pursuant to Section 2.1.1 hereof in a principal amount equal to the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche A Term Commitment" or in the relevant Lender Assignment Agreement.

          "Tranche A Term Loans" shall have the meaning provided in Section
2.1.1.

          "Tranche A Term Scheduled Repayment" shall have the meaning provided in Section 4.2.1.

          "Tranche A Term Scheduled Repayment Date" shall have the meaning provided in Section 4.2.1.

          "Tranche A Total Commitment" means at any time the sum of the Tranche A Revolving Commitment and the Tranche A Term Commitment of all the Lenders.

          "Tranche B Applicable Margin" means at any time:

          (a) for any date during the period from the Closing Date to (but not including) the first anniversary of the Closing Date, 2.00% per annum with respect to Tranche B LIBOR Loans and 1.00% per annum with respect to Tranche B Base Rate Loans;

          (b) for any date during the period from the first anniversary of the Closing Date to (but not including) the second anniversary of the Closing Date, 2.125% per annum with respect to Tranche B LIBOR Loans and 1.125% per annum with respect to Tranche B Base Rate Loans; and

          (c) for any date during the period from the second anniversary of the Closing Date and thereafter, 2.25% per annum with respect to Tranche B LIBOR Loans and 1.25% per annum with respect to Tranche B Base Rate Loans;

provided, that if on any quarterly report delivered pursuant to Section 7.1(a) (other than a quarterly report delivered in respect of a quarter ended prior to the date six months following the Closing Date) the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (determined on a combined basis for Vitrocrisa and Comercial) as of the last day of the quarter to which such quarterly report relates (i) is equal to or less than 2.5:1.0, then the Tranche B Applicable Margin shall be 0.125% lower than the Tranche B Applicable Margin otherwise applicable during such time period from and after the first day of the quarter immediately following the receipt by the Administrative Agent of the relevant quarterly report, and (ii) is equal to or less than 1.75:1.0, then the Tranche B Applicable Margin shall decrease by 0.125% (in addition to the 0.125% referred to in clause (i) above) from and after the first day of the quarter immediately following the receipt by the Administrative Agent of the relevant quarterly report; further, provided, that any decrease in the Tranche B Applicable Margin as a result of the immediately preceding proviso shall remain in effect for any quarter for which the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (such ratio to be determined on a combined basis for Vitrocrisa and Comercial), as of the last day of the immediately preceding quarter, is equal to or less than the relevant corresponding ratio specifically referenced in clauses (i) or (ii), as applicable, of this proviso.

          "Tranche B Commitment" shall mean for each Lender at any time, its commitment to make one Tranche B Term Loan to Comercial on the Effective Date pursuant to Section 2.1.3 hereof in a principal amount equal to the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Commitment" or in the relevant Lender Assignment Agreement.

          "Tranche B Lender" means any Lender that holds Tranche B Loans or Tranche B Commitments.

          "Tranche B Loans" shall have the meaning provided in Section 2.1.3.

          "Tranche B Note" shall have the meaning provided in Section 2.4.

          "Tranche B Obligations" means all Obligations of Vitrocrisa and/or Comercial to each of the Tranche B Lenders and the Administrative Agent relating to the Tranche B Loans or the Tranche B Commitments, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or any other Transaction Document, in each case as the same may be amended, supplemented, restated, extended, renewed or otherwise modified from time to time.

          "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.2.2.

          "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.2.2.

          "Tranche B Total Commitment" means at any time the sum of the Tranche B Commitments of all the Lenders.

          "Transaction Documents" means this Agreement, the Notes, the Libbey Guaranty, the Vitro Guaranty, the Subsidiary Guaranties, the US Affiliate Guaranties, the Collateral Documents, the Administrative Agent Fee Letter, the Collateral Agent Fee Letter, the Non-Possessory Pledge Agreement, each Account Control Agreement, each letter of credit delivered pursuant to this Agreement and each document or instrument provided to be delivered by any Person hereunder or thereunder or in connection herewith or therewith.

          "Triggering Ratio" shall have the meaning provided in Section
7.19(a).

          "United States" and "U.S." shall each mean the United States of America.

          "US Affiliate" means each of Crisa Ltd. and Crisa Industrial, and their respective successors and permitted assigns.

          "US Affiliate Guaranty" means each of those certain guaranties in substantially the form of Exhibit N hereto, as amended, supplemented, restated or otherwise modified and in effect from time to time.

          "US Affiliate Security Agreement" means each of those certain security agreements in substantially the form of Exhibit O hereto, as amended, supplemented, restated or otherwise modified and in effect from time to time.

          "Vitro" means Vitro, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized and existing under the laws of Mexico.

          "Vitro Guaranty" shall mean that certain Guaranty executed by Vitro dated the date hereof in substantially the form of Exhibit K, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Vitrocrisa" shall have the meaning provided in the first paragraph of this Agreement.

          "Vitrocrisa Comercial Collection Account" shall mean (i) until the Tranche A Loans are indefeasibly paid in full and the Tranche A Total Commitments are terminated, that certain account number 002-60016-1, reference Vitrocrisa Comercial Collection Account 10-878572 established with, and in the name of, the Collateral Agent, and (ii) thereafter, such other account in the name of the Borrower established with the Collateral Agent.

          "Vitrocrisa Holding" means Vitrocrisa Holding, S. de R.L. de C.V., a corporation (sociedad de responsabilidad limitada de capital variable) organized and existing under the laws of Mexico.

          1.2 Principles of Construction.

          (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words

"including" or "include" shall mean "including, without limitation" and "include, without limitation," respectively.

          (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in conformity with those used in the preparation of the financial statements described in Section 6.7(a).

          Section 2. Amount and Terms of Loans.

          2.1 The Loans. On the terms and subject to the conditions of this Agreement (including Section 5), each Lender severally agrees to make Loans pursuant to the commitments described in this Section 2.1.

          2.1.1 The Tranche A Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender having a Tranche A Term Commitment severally agrees to make one term loan (each, a "Tranche A Term Loan" and collectively, the "Tranche A Term Loans") to Comercial on the Effective Date in an aggregate amount equal to such Lender's Tranche A Term Commitment. Tranche A Term Loans are available only on the terms and conditions specified hereunder, and once repaid, in full or in part, at maturity or by prepayment, may not be reborrowed in full or in part. For the purpose of clarification, the Tranche A Term Loan Commitments are for principal only and are exclusive of any amount of interest, fees or other amounts due hereunder. The Borrowing of Tranche A Term Loans shall be incurred from the Lenders pro rata on the basis of their Tranche A Term Commitments.

          2.1.2 Tranche A Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender having a Tranche A Revolving Commitment severally agrees to make revolving loans (each, a "Tranche A Revolving Loan" and collectively, the "Tranche A Revolving Loans") to Comercial from time to time on any Business Day occurring on or after the Effective Date and prior to the Tranche A Revolving Commitment Termination Date in a minimum aggregate amount for each Borrowing of U.S.$1,000,000 and integral multiples of U.S.$500,000 in excess thereof; provided, that such U.S.$1,000,000 minimum borrowing amount shall not apply to any Borrowing of the entire remaining available amount of the Tranche A Revolving Commitment; further provided, that after giving effect to any Borrowing the aggregate principal amount of Tranche A Revolving Loans outstanding of any Lender shall not exceed the Tranche A Revolving Commitment of such Lender and the aggregate principal amount of Tranche A Revolving Loans outstanding of all Lenders shall not exceed the sum of the Tranche A Revolving Commitments of all the Lenders. Tranche A Revolving Loans are available only on the terms and conditions specified hereunder. For the purpose of clarification, the Tranche A Revolving Commitments are for principal only and are exclusive of any amount of interest, fees or other amounts due hereunder. On the terms and subject to the conditions hereof, Comercial may from time to time borrow, prepay and reborrow Tranche A Revolving Loans. The Borrowing of Tranche A Revolving Loans shall be incurred from the Lenders pro rata on the basis of their Tranche A Revolving Commitments.

          2.1.3 Tranche B Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make one term loan (each, a "Tranche B Loan" and collectively, the "Tranche B Loans") to Comercial on the Effective Date in an aggregate amount equal to such Lender's Tranche B Commitment. Tranche B Loans are available only on the terms and conditions specified hereunder, and once repaid, in full or in part, at maturity or by prepayment, may not be reborrowed in full or in part. For the purpose of clarification, the Tranche B Commitments are for principal only and are exclusive of any amount of interest, fees or other amounts due hereunder. The Borrowing of Tranche B Loans shall be incurred from the Lenders pro rata on the basis of their Tranche B Commitments.

          2.2 Notice of Borrowing. Whenever Comercial desires to make a Borrowing, it shall give the Administrative Agent at its Notice Office at least three Business Days' prior notice thereof; provided, that such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (U.S. Central Standard time) on such day; and if given at 11:00 a.m. (U.S. Central Standard time) or later on any day, such notice shall be deemed to have been given on the following Business Day. Such notice (the "Notice of Borrowing") shall be irrevocable and shall be given by Comercial in substantially the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) whether such Borrowing will consist of Base Rate Loans or LIBOR Loans, (iii) the Borrowing Date (which shall be a Business Day), (iv) the duration of the initial Interest Period applicable thereto (which shall be one, two, three or, if available and in the discretion of the Administrative Agent, six months), and (v) the maturity date of any Tranche A Revolving Note to be issued to evidence any proposed Tranche A Revolving Note and noting either that there are no Tranche A Revolving Notes then outstanding or that all other Tranche A Revolving Notes have the same maturity date. The Administrative Agent shall promptly (but in any event, not later than two Business Days prior to the applicable Borrowing Date) give each relevant Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof, if any, and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          2.3 Disbursement of Funds.

          (a) Subject to the terms and conditions hereof, no later than 11:00 a.m. (U.S. Central Standard time) on the applicable Borrowing Date, each Lender will make available, through such Lender's Lending Office, its pro rata portion, if any, of the aggregate amount of the Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will transfer the aggregate of the amounts so made available by the Lenders to, or to the order of, Comercial pursuant to wire instructions provided to the Administrative Agent not later than two Business Days prior to such Borrowing Date.

          (b) Unless the Administrative Agent shall have been notified by any Lender prior to the date of the applicable Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of such Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to Comercial a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Comercial and Comercial shall promptly pay such corresponding amount to the Administrative Agent; provided, that any such repayment by Comercial under this Section 2.3(b) shall not constitute a repayment of the Loans for purposes of the second sentence of Section 2.1.1 or the second sentence of Section 2.1.3. The Administrative Agent shall also be entitled to recover on demand from such Lender or Comercial, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Comercial until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if such amount is recovered from such Lender, the cost to the Administrative Agent of acquiring overnight federal funds at the then applicable rate for the Loans, and (ii) if such amount is recovered from Comercial, the then applicable rate of interest as provided herein. Nothing in this Section 2.3 shall be deemed to relieve any Lender from its obligation to make a Loan hereunder or to prejudice any rights which Comercial may have against any Lender as a result of any failure by such Lender to make a Loan thereunder.

          2.4 Notes.

          (a) Comercial's obligation to pay the principal of, and interest on, each Tranche A Term Loan made by a Lender shall be evidenced by a promissory note (each, a "Tranche A Term Note") which shall be a Base Rate Note to evidence Borrowings accruing interest at the Base Rate and/or a LIBOR Note to evidence Borrowings accruing interest at LIBOR, as the case may be) in substantially the form of Exhibit B-1 or Exhibit B-2, respectively, duly executed and delivered by Comercial (and signed por aval by Vitrocrisa and Vitro) with blanks appropriately completed in conformity herewith. Comercial's obligation to pay the principal of, and interest on, each Tranche A Revolving Loans made by a Lender shall be evidenced by a promissory note (each, a "Tranche A Revolving Note") which shall be a Base Rate Note to evidence Borrowings accruing interest at the Base Rate and/or a LIBOR Note to evidence Borrowings accruing interest at LIBOR, as the case may be) in substantially the form of Exhibit B-3 or Exhibit B-4, respectively, duly executed and delivered by Comercial (and signed por aval by Vitrocrisa and Vitro) with blanks appropriately completed in conformity herewith. Comercial's obligation to pay the principal of, and interest on, each Tranche B Loan made by a Lender shall be evidenced by a promissory note (each, a "Tranche B Note") which shall be a Base Rate Note to evidence Borrowings accruing interest at the Base Rate and/or a LIBOR Note to evidence Borrowings accruing interest at LIBOR, as the case may be) in substantially the form of Exhibit B-5 or Exhibit B-6, respectively, duly executed and delivered by Comercial (and signed por aval by Vitrocrisa) with blanks appropriately completed in conformity herewith. The Notes issued to each Lender on or before each Borrowing Date in accordance with Section 5.2.6 shall (i) be executed by Comercial (and signed por aval by Vitrocrisa and in the case of the Tranche A Notes also signed por aval by Vitro), (ii) be payable to such Lender and be dated such Borrowing Date, (iii) be in a stated principal amount equal to the relevant Loan of such Lender made on such Borrowing Date, (iv) provide for repayment of principal as provided in
Section 4.2, (v) bear interest as provided in Section 2.6, and (vi) in the case of the Revolving Tranche A Notes, all notes outstanding at any time shall have the same maturity date, and such maturity date shall not occur more than 6 months after the funding date of the Tranche A Revolving Loan that has been outstanding for the longest time. Upon changes to the Tranche A Applicable Margin or Tranche B Applicable Margin pursuant to the provisos to the definitions thereof or in the case of a change from LIBOR to the Base Rate pursuant to Section 2.8(a), Comercial and Vitrocrisa (and in the case of changes to the Tranche A Applicable Margin, Vitro) shall execute or sign por aval, as applicable, and deliver new Notes to the Lenders reflecting the new Applicable Margin; and the Lenders shall deliver to the Administrative Agent for cancellation the Notes to be replaced and the Administrative Agent shall promptly deliver the canceled Notes to Comercial.

          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse such Note "en propriedad" and record on such Note any amounts received thereunder as of the date of transfer. Failure to make any such notation shall not affect Comercial's obligations (or Vitrocrisa's or Vitro's obligations as guarantors) in respect of such Loans.

          2.5 Several Commitments. No Lender shall be responsible for any default by any other Lender of its obligation to make a Loan, and each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make its Loan hereunder.

          2.6 Interest.

          (a) Comercial agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to Comercial as provided herein until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each period applicable thereto, be (i) in respect of LIBOR Loans, equal to the sum of LIBOR for such Interest Period plus the Applicable Margin in effect during such period, (ii) in respect of Base Rate Loans, equal to the sum of the Base Rate for such period plus the Applicable Margin in effect during such period and (iii) upon the occurrence of the events described in Section 2.8(a), the rate of interest shall be as provided therein.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by Comercial hereunder or under any other Transaction Document shall bear interest payable on demand at a rate per annum equal to (i) in respect of LIBOR Loans, the sum of LIBOR in effect from time to time plus the relevant Applicable Margin applicable to such Loan in effect during such period plus 2.00%, or (ii) in respect of Base Rate Loans, the sum of the Base Rate plus the relevant Applicable Margin applicable to such Loan in effect during such period plus 2.00%.

          (c) Accrued (and theretofore unpaid) interest shall be payable in respect of (i) each LIBOR Loan on the last day of the Interest Period applicable thereto in the case of interest accruing during a one-, two- or three-month Interest Period, and, on the day which is three months after the first day, and on the last day, of the Interest Period applicable thereto in the case of interest accruing during a six-month Interest Period, and (ii) each Base Rate Loan on the last Business Day of each calendar quarter, for the quarter then ending. Interest on all Loans shall also be payable, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (d) In the case of LIBOR Loans, on each Interest Determination Date the Administrative Agent shall determine LIBOR for the Interest Period applicable to such Loans and shall promptly notify in writing Comercial and the Lenders thereof. Each determination by the Administrative Agent of LIBOR and the Base Rate shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (e) In accordance with Section 4.3 hereof, all payments under this
Section 2.6 from, or on behalf of, Comercial shall be made to the Administrative Agent for distribution by the Administrative Agent to the Lenders in like funds as received and to the extent received by the Administrative Agent.

          2.7 Interest Periods. (a) As to the making of any LIBOR Loan, at the time Comercial gives the Notice of Borrowing in respect of the making of such LIBOR Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the case of any subsequent Interest Period), Comercial shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (the "Interest Period") applicable to such LIBOR Loan, which Interest Period shall, at the option of Comercial, be a one-, two-, three- or, if available and in the discretion of the Administrative Agent, six-month period; provided, that (i) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period, (ii) the initial Interest Period for the LIBOR Loans shall commence on the Borrowing Date of such LIBOR Loans and each Interest Period occurring immediately thereafter in respect of such LIBOR Loans (A) shall commence on (and include) the day on which the next preceding Interest Period applicable thereto expires, and (B) shall not include the day on which the Interest Period for such LIBOR Loans expires, (iii) no Interest Period may be selected at any time when a Default or Event of Default is then in existence or when such Interest Period extends beyond the relevant Final Maturity Date, (iv) no Interest Period with respect to the Tranche A Term Loans or the Tranche B Loans shall extend beyond any date upon which a repayment of the Tranche A Term Loans or the Tranche B Loans, respectively, is required to be made pursuant to Section 4.2 unless the aggregate principal amount of the Tranche A Term Loans which are Base Rate Loans or which have Interest Periods which will expire before such date is equal to or in excess of the amount of the repayment of the Tranche A Term Loans or the Tranche B Loans, as the case may be, required to be made on such date, and (v) there shall be no more than two Interest Periods in effect at any time for Tranche A Revolving Loans consisting of LIBOR Loans and (vi) there shall be no more than one Interest Period at any time for all Tranche A Term Loans and Tranche B Loans consisting of LIBOR Loans. If on the third Business Day prior to the expiration of any Interest Period, Comercial has failed to make an election of a new Interest Period to be applicable thereto, Comercial shall be deemed to have elected a one-month Interest Period.

          (b) If any Interest Period relating to any Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

          (c) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day (provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day).

          2.8 Increased Costs, Illegality, etc.

          (a) In the event that any Lender (or, the Administrative Agent, in the case of Section 2.8(a)(i) as to which only the Administrative Agent is permitted to make a determination) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any Interest Determination Date that, by reason of any changes arising after the Closing Date affecting the London interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the Closing Date in any applicable Law or governmental rule, regulation, order, guideline or request (whether or not having the force of Law) or in the interpretation or administration thereof and including the introduction of any new Law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements and/or (y) other circumstances external to such Lender since the Closing Date affecting such Lender or the London interbank Eurodollar market or the position of such Lender in such market; or

               (iii) at any time, that the making, conversion or continuance of any Loan has been made (x) unlawful by any Law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of Law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the London interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give telephonic notice (confirmed in writing) to Comercial and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the interest rate during the applicable Interest Period shall be the Base Rate in effect from time to time during such Interest Period plus the Applicable Margin, (y) in the case of clause (ii) above, Comercial shall pay to such Lender, upon written demand therefor, such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to

Comercial by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, Comercial shall take one of the actions specified in Section 2.8(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Loan is affected by the circumstances described in Section 2.8(a)(i) or (ii), Comercial may (and in the case of a Loan affected by the circumstances described in Section 2.8(a)(iii) shall) if the affected Loan is then outstanding, upon at least five Business Days' written notice to the Administrative Agent, repay the Loan of the affected Lender (including all accrued interest and fees); provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.8(b).

          (c) If any Lender determines at any time that the introduction or implementation of, or any change in, any applicable Law or governmental rule, regulation, order, guideline, direction or request (whether or not having the force of Law), concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender based on the existence of such Lender's Tranche A Revolving Commitment, Tranche A Term Commitment and/or Tranche B Commitment hereunder or its obligations or Loans hereunder, then Comercial shall pay to such Lender, within 15 Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Lender for the increased cost to such Lender as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided, that such Lender's determination of compensation owing under this Section 2.8 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.8(c), will give prompt written notice thereof to Comercial and the Administrative Agent, which notice shall show the basis for calculation of such additional amounts; provided, that no such additional amounts shall be payable hereunder for any period from 45 days after the date on which the affected Lender becomes actually aware of such increased capital requirements to the date on which such Lender delivers notice of such increased capital requirements.

          2.9 Compensation. Comercial shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) the Borrowing of Loans does not occur on the date specified therefor in the Notice of Borrowing (whether or not withdrawn by Comercial); (ii) if any repayment (including any prepayment made pursuant to
Section 4, but excluding any prepayment pursuant to Section 2.3(b)) of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) as a consequence of (x) any other default by Comercial to repay the Loans when required by the terms of this

Agreement or the Notes or (y) any actions taken pursuant to Section 2.8(b); or
(iv) as a consequence of the assignment or participation by any Lender of all or any portion of the Loans.

          2.10 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8 or 4.4 with respect to such Lender, it shall, if reasonably requested by Comercial, designate another Lending Office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage or loss, with the object of avoiding or reducing the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.10 shall affect or postpone any of the obligations of Comercial or the right of any Lender provided in Section 2.8 or 4.4.

          Section 3. Fees.

          3.1 Commitment Fee. Comercial agrees to pay to the Administrative Agent for the account of each Lender having a Tranche A Revolving Commitment a commitment fee (the "Commitment Fee") for the period from the Closing Date to the Tranche A Revolving Commitment Termination Date on the average daily unused portion of such Lender's Tranche A Revolving Commitment, as from time to time in effect, at the rate of .75% per annum. The Commitment Fee shall be payable in arrears on the last day of each calendar quarter. Any amount of accrued Commitment Fees which is not paid when due shall bear interest payable on demand, from the date on which such amount is due until such amount is paid in full, at the rate per annum equal at all times to the lesser of (i) the highest lawful rate under applicable law, and (ii) 2% per annum above the sum of the Tranche A Applicable Margin plus the Base Rate.

          3.2 Upfront and Structuring Fees. Comercial agrees to pay to the Administrative Agent for the account of the Arranger, on the Closing Date, all upfront fees and structuring fees in the amount specified in, and otherwise in accordance with, the terms of and for the account of the Persons specified, in the Administrative Agent Fee Letter. For the avoidance of doubt, such fees may be paid from the proceeds of the Loans made on the initial Borrowing Date.

          3.3 Administrative Agency Fee. Comercial agrees to pay to the Administrative Agent for its sole account, on the Closing Date and on each anniversary date thereafter, an administrative agency fee in the amount specified in, and otherwise in accordance with, the terms of the Administrative Agent Fee Letter. For the avoidance of doubt, the initial fee due pursuant to this Section 3.3 may be paid from the proceeds of the Loans made on the initial Borrowing Date.

          3.4 Collateral Agency Fee. Comercial agrees to pay to the Collateral Agents for their sole account, on the Closing Date and on such dates specified in the Collateral Agent Fee Letter, a collateral agency fee in the amount specified in, and otherwise in accordance with, the terms of the Collateral Agent Fee Letter. In addition, Comercial agrees to reimburse the Collateral Agents for their sole account, on the Closing Date and at such other times as specified in the Collateral Agent Fee Letter, all out-of-pocket expenses reasonably incurred by the Collateral Agents, in accordance with the terms of the Collateral Agent Fee Letter. For the avoidance of doubt, the initial fee due pursuant to this Section 3.4 may be paid from the proceeds of the Loans made on the initial Borrowing Date.

          Section 4. Prepayments; Payments.

          4.1 Voluntary Prepayments. Comercial shall have the right to prepay the Loans, without premium or penalty, in whole or in part, on the following terms and conditions: (a) Comercial shall give the Administrative Agent at the Notice Office at least five Business Days' prior written notice of its intent to prepay the Loans and the amount of such prepayment; (b) each prepayment in respect of any Loans shall be in an aggregate principal amount of at least U.S.$2,500,000; (c) prepayments of a LIBOR Loan may only be made pursuant to this Section 4.1 on the last day of an Interest Period applicable thereto, unless Comercial pays all amounts owing under Section 2.9 as a result of repaying such Loan on a day other than the last day of the Interest Period applicable thereto; (d) all voluntary prepayments (other than voluntary prepayments designated by the Borrower as prepayments of Tranche A Revolving Loans) and Excess Cash Flow Prepayments on the Loans shall be applied as follows: (i) the initial U.S.$6,000,000 of such voluntary prepayments and Excess Cash Flow Prepayments shall be applied pro rata based on the ratio of the outstanding Tranche A Loans plus unused Tranche A Revolving Commitments to the outstanding Tranche B Loans on the date the prepayment is made as follows:
(A) first to all Tranche A Term Loans and Tranche B Loans then outstanding in inverse order of maturity; and (B) after all Tranche A Term Loans and Tranche B Loans have been repaid in full, to the Tranche A Revolving Loans then outstanding; and (ii) all other voluntary prepayments and Excess Cash Flow Prepayments shall be applied as follows: (A) first, to all Tranche A Term Loans then outstanding in inverse order of maturity, until the outstanding amount of Tranche B Loans reaches 49% of the sum of the aggregate principal amount of the Loans then outstanding plus the unused Tranche A Revolving Commitments; (B) thereafter until all Tranche B Loans are paid in full, further voluntary prepayments and Excess Cash Flow Prepayments will be applied to Tranche A Term Loans and Tranche B Loans in inverse order of maturity, in a proportion that assures that following the application of such repayment the Tranche A Loans plus the unused Tranche A Revolving Commitments represent 51% and the Tranche B Term Loans represent 49%, in each case, of the sum of the aggregate principal amount of the Loans then outstanding plus the unused Tranche A Revolving Commitments; and (C) thereafter, further voluntary prepayments and Excess Cash Flow Prepayments will be applied to repay Tranche A Term Loans in inverse order of maturity and after all Tranche A Term Loans are paid, to repay Tranche A Revolving Loans; and (e) any voluntary prepayments applied to the Tranche A Term Loans and any Excess Cash Flow Prepayments applied to repay Tranche A Loans shall permanently reduce, on a pro rata basis, the Tranche A Revolving Commitments in an amount equal to such voluntary prepayments or Excess Cash Flow Prepayments. All prepayments pursuant to this Section shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. The foregoing notwithstanding, amounts paid by a Guarantor to pay in full the Loans guaranteed by a Defaulting Guarantor shall be applied to the Loans guaranteed by the Defaulting Guarantor, it being further understood that in such instance, the Guarantor making such payment shall not have greater subrogation rights than the Defaulting Guarantor would have had under the terms of its Guaranty.

          4.2 Repayments; Mandatory Repayments.

          4.2.1 Mandatory Repayment of Tranche A Term Loans. Comercial shall repay the Tranche A Term Loans in nineteen (19) consecutive quarterly installments and on the Final Maturity Date for Tranche A Term Loans, on the dates set forth below and in an amount, on each such date, equal to the product of (x) the applicable percentage set forth opposite such date and (y) the aggregate principal amount of the Tranche A Term Loans made (each such repayment, a "Tranche A Term Scheduled Repayment" and each such date, a "Tranche A Term Scheduled Repayment Date"):

          Tranche A Term
     Scheduled Repayment Date                   Amortization Percentage
           July 6, 2004                                  4.0%
         October 2, 2004                                 4.0%
         January 2, 2005                                 4.0%
          April 2, 2005                                  4.0%
           July 2, 2005                                  4.0%
         October 2, 2005                                 4.0%
         January 2, 2006                                 4.0%
          April 2, 2006                                  4.0%
           July 2, 2006                                  5.50%
         October 2, 2006                                 5.50%
         January 2, 2007                                 5.50%
          April 2, 2007                                  5.50%
           July 2, 2007                                  5.50%
         October 2, 2007                                 5.50%
         January 2, 2008                                 5.50%
          April 2, 2008                                  5.50%
           July 2, 2008                                  6.00%
         October 2, 2008                                 6.00%
         January 2, 2009                                 6.00%
          April 2, 2009                                  6.00%

          4.2.2 Mandatory Repayments of Tranche B Loans. (a) Comercial shall repay the Tranche B Loans in two (2) consecutive quarterly installments and on the Final Maturity Date for Tranche B Loans, on the dates set forth below and in an amount, on each such date, equal to the product of (x) the applicable percentage set forth opposite such date and (y) the aggregate principal amount of the Tranche B Loans made (each such repayment, a "Tranche B Scheduled Repayment" and each such date, a "Tranche B Scheduled Repayment Date"):

              Tranche B
       Scheduled Repayment Date                   Amortization Percentage
           October 2, 2006                                  10%
           January 2, 2007                                  30%
            April 2, 2007                                   60%

          4.2.3 Mandatory Repayments of Tranche A Revolving Loans. (a) Comercial shall repay the Tranche A Revolving Loans outstanding as of the Tranche A Revolving Loans Commitment Termination Date in full on such date.

          (b) In addition to any repayments pursuant to Section 4.2.3 (a), if at any time after any Borrowing Date the aggregate outstanding principal amount of the Tranche A Revolving Loans exceeds the Tranche A Revolving Commitment, Comercial shall promptly prepay principal of the Tranche A Revolving Loans in an amount equal to such excess. Each prepayment in respect of any Tranche A Revolving Loans shall be applied pro rata first, to all Base Rate Loans then outstanding, and second, to all LIBOR Loans then outstanding. Any such prepayment shall be applied to scheduled maturities in inverse order of maturity.

          (c) In addition to any repayments of principal of Tranche A Revolving Loans required to be made pursuant to Section 4.2.3(a) or Section 4.2.3(b), Comercial shall cause the aggregate outstanding principal amount of the Tranche A Revolving Loans to be prepaid in full and reduced to zero for at least one period of five (5) consecutive calendar days (each a "Clean Down Period") during each six (6) month period following the Closing Date, commencing with the six-month period that begins on the Closing Date and that ends on the numerically corresponding day in the calendar month that is six months after the Closing Date (or if there is no numerically corresponding date, the last day of the month that is six months after the Closing Date), and thereafter during each sixth-month period commencing when the immediately preceding six-month period ends. Comercial shall designate each Clean Down Period by giving three (3) Business Days prior notice to the Administrative Agent; provided, that if Comercial shall fail to provide such notice with respect to any six-month period then the Clean Down Period for such six-month period shall be the last five (5) calendar days of such period.

          4.2.4 Excess Cash Flow Prepayments. Within five (5) Business Days after each delivery of a certificate from Comercial pursuant to Section 7.1(f), Comercial shall make an Excess Cash Flow Prepayment of the outstanding Loans in an amount required by Section 7.20. Each Excess Cash Flow Prepayment shall be applied to the repayment of Loans pursuant to Sections 4.1(d) and
(e). Each Excess Cash Flow Prepayment shall be paid in Dollars.

          4.3 Method and Place of Payment.

          (a) Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made by Comercial to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (U.S. Central Standard time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office pursuant to the following wire instructions:

              Harris Trust and Savings Bank
              Chicago Branch
              ABA# 071000288
              for the account of
              Bank of Montreal, Chicago Branch
              A/C# 1833201
              Re:  Comercial

The foregoing wire instructions may be changed at any time by the Administrative Agent by providing ten (10) days advance notice to Comercial in the manner provided herein.

          (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day unless such next Business Day falls in the following calendar month, in which case the due date shall be the next preceding Business Day, and, with respect to payments of principal, such extension or reduction of time shall be included in the computation of interest.

          4.4 Net Payments. All payments made by Comercial and Vitrocrisa hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, value-added taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed (in all cases excluding income taxes) and all interest, penalties or similar liabilities with respect thereto (collectively, "Additional Costs"); provided, however, that anything herein contained to the contrary notwithstanding, Comercial and Vitrocrisa shall not be required to pay withholding taxes in excess of the amount of withholding taxes that would be payable by a financial institution that is both (i) a resident of a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect in such country and (ii) registered with the SHCP for purposes of Article 195(I) of the Mexican Income Tax Law (or any successor provision). Such withholding tax rate is currently 4.9%. If any Additional Costs are required by Law to be deducted or withheld from, or in respect of, any sum payable hereunder, each of Comercial and Vitrocrisa, as the case may be, agrees to pay, subject to the proviso in the immediately foregoing sentence, the full amount of such Additional Costs and such other additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Additional Costs, will not be less than the amount provided for herein or in such Note. Subject to the proviso in the first sentence of this Section 4.4, Comercial or Vitrocrisa, as the case may be, will furnish to the Administrative Agent within sixty (60) days after the date the payment of any Additional Costs is due pursuant to applicable law copies of tax forms evidencing such payment by Comercial or Vitrocrisa, duly stamped by or on behalf of the Ministry of Finance and Public Credit of Mexico (the "SHCP") or any other applicable Government Agency. Subject to the proviso in the first sentence of this Section 4.4, each of Comercial and Vitrocrisa, as the case may be, will indemnify and hold harmless each Lender, and reimburse such Lender promptly upon its written request, for the amount of any Additional Costs or other taxes described above which are levied or imposed on and paid by such Lender.

          Section 5. Conditions Precedent.

          5.1 Conditions Precedent to the Initial Borrowing Date. The obligation of each Lender to make Loans on the initial Borrowing Date is subject, at the time of such Borrowing, to the satisfaction of the following conditions precedent set forth in this Section 5.1:

          5.1.1 Execution of Agreement and other Transaction Documents. The Administrative Agent shall have received executed counterparts of each of the following documents duly executed by each of the parties thereto:

               (i) This Agreement executed by each of Comercial, Vitrocrisa, each Lender, the Collateral Agent and the Administrative Agent;

               (ii) The Libbey Guaranty executed by Libbey and Libbey Glass;

               (iii) The US Affiliate Guaranties executed by the US
     Affiliates;

               (iv) The Security Agreement executed by Comercial and the Collateral Agent;

               (v) The US Affiliate Security Agreements executed by the US Affiliates and the Collateral Agent;

               (vi) The Non-Possessory Pledge Agreement which (A) has been duly executed by Comercial and the Collateral Agent before a notary public (or public attestor) and (B) has been filed for recordation with the Public Registry of Property and Commerce of Monterrey, Nuevo Leon, Mexico, together with evidence thereof as shall be acceptable to the Administrative Agent;

               (vii) The Consent executed by Libbey Glass;

               (viii) The Vitro Guaranty executed by Vitro; and

               (ix) The Account Control Agreements executed by the Account Banks, the Collateral Agent and the US Affiliates,

together with acknowledgement copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), or such other evidence of filing as may be acceptable to the Administrative Agent, naming Comercial and the US Affiliates as debtor and the Collateral Agent as secured party and other instruments or documents, filed under the relevant laws of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Collateral Agent pursuant to the Transaction Documents.

           5.1.2 Officer's Certificate; Proceedings.

               (i) The Administrative Agent shall have received a certificate from each of Comercial, Vitrocrisa, Vitro, Libbey and Libbey Glass dated the initial Borrowing Date, signed by the President, any Vice President or other duly authorized senior officer or attorney-in-fact of Comercial, Vitrocrisa, Vitro, Libbey and Libbey Glass, respectively, substantially in the form of Exhibit C-1, and a certificate of the Secretary or Assistant Secretary of Comercial, Vitrocrisa, Vitro, Libbey and Libbey Glass, respectively, substantially in the form of Exhibit C-2, certifying as to, among other things, the names and true signatures of the officers authorized to sign the Transaction Documents, with appropriate insertions, together with copies of the incorporation deed (acta constitutiva) or articles of incorporation, as applicable, the current bylaws (estatutos sociales) and resolutions then in full force and effect authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party and the incumbency and signatures of those of its officers authorized to act with respect to the Transaction Documents executed by it.

               (ii) All corporate and legal proceedings and all Transaction Documents shall be satisfactory in form and substance to the Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, Governmental Approvals and contractual approvals, if any, which any Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate authorities or Government Agencies.

          5.1.3 Opinions of Counsel. The Administrative Agent shall have received an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date from each of (i) Cravath, Swaine & Moore LLP, special New York counsel to Comercial, Vitrocrisa, Vitro and the US Affiliates, in substantially the form of Exhibit D-1, (ii) in-house counsel to Comercial, Vitrocrisa and Vitro in substantially the form of Exhibit D-2,
(iii) Jauregui, Navarrete, Nader y Rojas, S.C., special Mexican counsel to Comercial, Vitrocrisa and Vitro, in substantially the form of Exhibit D-3,
(iv) Latham & Watkins LLP, counsel to Libbey and Libbey Glass, in substantially the form of Exhibit D-4, (v) Thompson & Knight, special Texas counsel to Crisa Ltd., in substantially the form of Exhibit D-5, and (vi) Richards, Layton & Finger, P.A., special Delaware counsel to Crisa Industrial, in substantially the form of Exhibit D-6, and (vii) Lasa Monroig & Veve, special District of Columbia counsel to Comercial, in substantially the form of Exhibit D-7.

          5.1.4 Process Agent Letter. The Administrative Agent shall have received a letter from each of Comercial, Vitrocrisa and Vitro, in each case substantially in the form of Exhibit E, confirming its appointment of the Process Agent as agent for each such Person to accept service of process in connection with the transactions contemplated by the Transaction Documents, together with the countersignature of the Process Agent indicating its consent to serve in such capacity.

          5.1.5 Financial Statements. Each of Comercial, Vitrocrisa, Vitro and Libbey shall have delivered to the Administrative Agent the financial statements described in Section 6.7(a).

          5.1.6 Due Diligence. The Arranger and the Administrative Agent shall have completed due diligence, in scope and with results satisfactory to them, of Comercial, Vitrocrisa, Vitro, Libbey and Libbey Glass and their respective Subsidiaries, plants, business, management, corporate governance, tax, accounting, legal, regulatory, environmental, structural, and ownership matters.

          5.1.7 Subsidiaries. Each of Comercial and Vitrocrisa shall have delivered a certificate to the Administrative Agent for the benefit of the Lenders certifying that such Person has no existing Subsidiaries.

          5.1.8 Market Conditions, etc. There shall not have occurred any material adverse change or any development involving a material prospective adverse change, in the United States, Mexican or international capital markets or other financial, political or economic conditions, or currency exchange rates or exchange controls applicable to the Dollar or the Peso, including without limitation any disruption or material adverse change in the market for borrowers domiciled in Mexico, as would, in the sole judgment of the Administrative Agent, make it impracticable for the Administrative Agent to successfully syndicate any Loan.

          5.1.9 Payment of Outstanding Indebtedness, etc. Simultaneous with, and from the net proceeds of, the initial Borrowing, all Indebtedness identified in Schedule III ("Indebtedness to be Paid"), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall be paid in full, all commitments related to any existing credit facility shall be terminated and all Liens securing payment of any such Indebtedness shall be released and the Administrative Agent shall receive such evidence of the foregoing including all pay off letters, termination statements, releases or other instruments, as may be suitable or appropriate in connection therewith.

          5.1.10 Payment of Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account or for the account of each Lender or the Arranger, as the case may be, (including to the extent requested by Comercial, from the proceeds of the initial Borrowing) all fees, costs and expenses due and payable pursuant to Section 3 and, if then invoiced, Section 12.1.

          5.1.11 Intercompany Loan. Vitro shall have refinanced 51% of an existing 62,540,000 Peso intercompany loan owed by Comercial to Servicios y Operaciones Financieras Vitro pursuant to the terms of the Intercompany Note and the Administrative Agent shall have received an executed copy of such Intercompany Note executed by each of Comercial, as borrower, and Servicios y Operaciones Financieras Vitro, as lender, together with evidence of satisfaction in full of the remaining 49% of such existing Peso intercompany loan and a consent from Servicios y Operaciones Financieras Vitro in form and substance satisfactory to the Administrative Agent.

          5.1.12 Accelerated Product Payment by Crisa Ltd. The Administrative Agent shall have received an executed copy of the Accelerated Product Payment Agreement executed by each of Crisa Ltd. and Comercial, together with evidence of receipt by Comercial of any amounts required to be paid thereunder prior to the Effective Date.

          5.1.13 Leverage Ratio. Vitrocrisa's and Comercial's ratio of Consolidated Indebtedness to Combined Operating Cash Flow (determined on a combined basis for Vitrocrisa and Comercial) as of September 30, 2003 and as of December 31, 2003 shall not have exceeded 3.00 to 1.0.

          5.1.14 Consolidated Indebtedness. Consolidated Indebtedness of Vitrocrisa and Comercial (determined on a combined basis) shall not exceed U.S.$77,500,000 as of the date of the initial Borrowing. 5.1.15 Accounts and Required Reserve Amount. HSBC Bank USA shall have opened the Vitrocrisa Comercial Collection Account and the Reserve Account with the Collateral Agent and, Comercial simultaneous with, and from the proceeds of, the initial Borrowing, shall have deposited into the Reserve Account an amount equal to the Required Reserve Amount as of the Closing Date, and Crisa Ltd. shall have opened the Libbey Collection Account with the Collateral Agent.

          5.1.16 Letter Referenced in Schedule V. Each of the parties hereto shall have executed and delivered to the Administrative Agent.

          5.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make Loans on each Borrowing Date (including the initial Borrowing
Date) is subject, at the time of the request of such Borrowing and at the time of such Borrowing, to the satisfaction of the following additional conditions precedent:

          5.2.1 Notice of Borrowing. Comercial shall have delivered to the Administrative Agent a Notice of Borrowing with respect to the Loans to be made on such Borrowing Date meeting the requirements of Section 2.2.

          5.2.2 Payments. Simultaneously, all Fees and other amounts required to be paid or deposited on or prior to such Borrowing Date under this Agreement and the other Transaction Documents shall have been paid or deposited.

          5.2.3 No Material Adverse Change. Nothing shall have occurred since December 31, 2002 (and the Lenders shall have become aware of no facts or conditions not previously known), which the Administrative Agent shall determine has, or could reasonably be expected to have, a Material Adverse Effect on Comercial, Vitrocrisa or any US Affiliate.

          5.2.4 No Default; Representations and Warranties. At the time of any Borrowing (and after giving effect thereto) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          5.2.5 Accounts Receivable Report. Comercial shall have provided to the Administrative Agent an Accounts Receivable Report providing shipping details of exports, together with such shipping or other documents as the Administrative Agent or the Lenders may reasonably request with respect to all accounts receivable and other amounts payable to

Comercial or any US Affiliate arising from or related to exports made directly or indirectly by Comercial including, without limitation, all those arising from sales by the US Affiliates of products or other assets sold by Comercial.

          5.2.6 Notes. Each Lender having a Tranche A Term Commitment (or the Administrative Agent on its behalf) shall have received a duly executed and signed por aval Tranche A Term Note with respect to any Tranche A Term Loans requested meeting the requirements of Section 2.4, each Lender having a Tranche A Revolving Commitment (or the Administrative Agent on its behalf) shall have received a duly executed and signed por aval Tranche A Revolving Note with respect to any Tranche A Revolving Loans requested meeting the requirements of Section 2.4, and each Lender having a Tranche B Commitment (or the Administrative Agent on its behalf) shall have received a duly executed and signed por aval Tranche B Note with respect to any Tranche B Loans requested meeting the requirements of Section 2.4.

          5.2.7 Clean Down Period. In the case of a Borrowing consisting of Tranche A Revolving Loans, the date on which such Borrowing is requested to be made shall not occur during a Clean Down Period.

The acceptance of the proceeds of a Borrowing shall constitute a representation and warranty by Comercial to the Administrative Agent and each of the Lenders that all the conditions which Comercial is required to meet as specified in this Section 5 and applicable to such Borrowing have been fulfilled in accordance with the terms hereof. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall, unless otherwise specified, be in form and substance satisfactory to the Administrative Agent and the Lenders.

          Section 6. Representations, Warranties and Agreements.

          In order to induce the Lenders to enter into this Agreement, to issue their respective commitments and to make the Loans, each of Vitrocrisa and Comercial makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Borrowing being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.1 Legal Status. Each of Vitrocrisa, Comercial and their Subsidiaries (i) is a duly organized and validly existing corporation (sociedad de responsabilidad limitada de capital variable in the case of Vitrocrisa and Comercial) or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, in any jurisdiction that does not recognize such concept), (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and to do all things necessary or appropriate in respect of its business and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Vitrocrisa or Comercial.

          6.2 Power and Authority. Each of Vitrocrisa and Comercial has the power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is a party. Duly authorized or empowered representatives of Vitrocrisa and Comercial have, or, in the case of the Transaction Documents other than this Agreement, will have, duly executed and delivered each of the Transaction Documents on behalf of Vitrocrisa and Comercial, and each such Transaction Document constitutes or, when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.3 No Immunity. Neither Vitrocrisa nor Comercial nor any of their respective properties has any immunity from the jurisdiction of any court or from setoff or any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction, including the laws of Mexico.

          6.4 No Violation. Neither the execution, delivery or performance by Vitrocrisa or Comercial of the Transaction Documents to which each is a party, nor compliance by each with the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated herein, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on Vitrocrisa or Comercial, (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Vitrocrisa or Comercial or pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement, or any other agreement, contract or instrument to which Vitrocrisa or Comercial is a party or by which Vitrocrisa's or Comercial's respective properties or assets is bound or to which Vitrocrisa, or Comercial may be subject, or (iii) violate any provision of the articles of incorporation (acta constitutiva) or bylaws (estatutos sociales) or other organizational documents of Vitrocrisa or Comercial. Each of Vitrocrisa and Comercial is in compliance in all material respects with all such indentures, mortgages, deeds of trust, credit agreements, or other agreements, contracts or instruments.

          6.5 Governmental Approvals. No Governmental Approval is required to authorize, or is required in connection with (i) the execution, delivery and performance by Vitrocrisa and Comercial of any Transaction Document, or (ii) the legality, validity, binding effect or enforceability against Vitrocrisa and Comercial of any such Transaction Document.

          6.6 Litigation. There is no litigation, action, suit, investigation, claim or proceeding pending or, to the knowledge of Vitrocrisa or Comercial, threatened with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby. There is no litigation, action, suit, investigation, claim or proceeding pending or, to the knowledge of Vitrocrisa or Comercial, threatened which could reasonably be expected to have a Material Adverse Effect on Vitrocrisa or Comercial.

          6.7 Financial Statements; No Material Adverse Change; Liens.

          (a) (i) The combined balance sheet of Comercial and Vitrocrisa as at December 31, 2002, and each of the related statements of income and retained earnings and changes in financial position of such Person for the twelve-month period then ended, and (ii) the combined balance sheet of Comercial and Vitrocrisa as at September 30, 2003, and the related statements of income and retained earnings and changes in financial position of such Person for the nine-month period then ended, heretofore furnished to the Administrative Agent were prepared in accordance with GAAP and, on that basis, fairly present the financial condition and results of operations of such Person as at the dates and for the periods covered thereby, subject to, in the case of the financial statements described in clause (ii) above, the absence of certain footnotes and normal recurring year-end adjustments.

          (b) Since December 31, 2002, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Vitrocrisa, Comercial, or any US Affiliate.

          (c) Except as fully disclosed in the financial statements referred to in Section 6.7(a), there are no liabilities or obligations with respect to Comercial or Vitrocrisa or their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to Comercial or Vitrocrisa. Vitrocrisa and Comercial know of no basis for the assertion against Comercial or Vitrocrisa or their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements referred to in Section 6.7(a) which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Comercial or Vitrocrisa.

          (d) Schedule IV sets forth a true and complete list of Liens securing Indebtedness of Vitrocrisa, Comercial and their Consolidated Subsidiaries as of the Closing Date.

          6.8 Use of Proceeds. The proceeds of (a) the Tranche A Loans and the Tranche B Loans will be used (i) to pay fees, costs and expenses incurred in connection with the preparation and execution of the Transaction Documents and the transactions contemplated thereby (including the fees contemplated by Section 3) and to fund the initial Required Reserve Amount, and (ii) to repay in full the Indebtedness to be Paid, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, and (b) the Tranche A Revolving Loans will be used for working capital purposes; provided, that, without limiting the generality of the foregoing, it is understood and agreed that the proceeds of the Tranche A Revolving Loans shall not be used for any of the following: (1) for making payments under the Intercompany Note, (2) for making payments with respect to any other Indebtedness incurred after the Closing Date other than Indebtedness permitted to be incurred pursuant to Section 8.3, or (3) for making dividends or distributions or other payments to Affiliates of Comercial or Vitrocrisa. Neither Vitrocrisa nor Comercial is engaged, nor is contemplating engaging, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Loan will be used: (A) to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, (B) to acquire or carry any Margin Stock or (C) to extend credit to others for the purpose of acquiring or carrying Margin Stock (it being understood that neither Vitrocrisa nor Comercial is hereby prohibited from investing its pension plan assets in any manner otherwise permitted by this Agreement and applicable
Law).

          6.9 Properties. Each of Vitrocrisa, Comercial and their Subsidiaries has good and marketable title to all properties owned by it, free and clear of all Liens other than Permitted Liens. With respect to any lease or rental agreement to which Vitrocrisa, Comercial or any of their Subsidiaries is a party, (i) such lease or rental agreement is in full force and effect, (ii) each of Vitrocrisa, Comercial and their Subsidiaries has complied in all material respects with all of the terms of such lease or rental agreement,
(iii) there exists no event of default or an event, act or condition (other than defaults or conditions which are not reasonably likely to have a Material Adverse Effect on Vitrocrisa or Comercial) which with notice or lapse of time, or both, would constitute an event of default thereunder by Vitrocrisa, Comercial or any of their Subsidiaries or, to the knowledge of Vitrocrisa and Comercial, the lessor thereunder, and (iv) Vitrocrisa, Comercial or their Subsidiaries, as the case may be, is in possession of the premises demised under all such leases and rental agreements and is conducting business on such premises.

          6.10 Patents, Licenses, Franchises and Formulas. Each of Vitrocrisa, Comercial and their Subsidiaries owns all the material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others.

          6.11 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Vitrocrisa or Comercial (including, without limitation, such factual information as contained in the Transaction Documents), for purposes of or in connection with this Agreement or any transaction contemplated herein or in any Transaction Document is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Vitrocrisa or Comercial to the Administrative Agent, the Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no material fact or circumstance which could reasonably be expected to have a Material Adverse Effect on Vitrocrisa or Comercial which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and there are in existence no documents or agreements which have not been disclosed to the Lenders which are material in the context of the Transaction Documents or which have the effect of varying any of the Transaction Documents.

          6.12 Tax Returns and Payments. Each of Vitrocrisa, Comercial and their Subsidiaries has filed all material Mexican, United States or applicable foreign, federal, state and local income tax returns and all other material tax returns and reports required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

          6.13 Employee Benefit Plans. Each of Vitrocrisa, Comercial and their Subsidiaries is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it, and none of Vitrocrisa, Comercial or any of their Subsidiaries has any outstanding material liabilities with respect to any such employee benefit plans which is not properly reflected in the financial statements delivered pursuant to Section 6.7(a).

          6.14 Labor Relations. None of Vitrocrisa, Comercial or any of their Subsidiaries has engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect on it. Except for instances that could not have a Material Adverse Effect on Comercial or Vitrocrisa or on Vitrocrisa, Comercial and their Subsidiaries taken as a whole, there is (i) no unfair labor practice complaint pending against Vitrocrisa, Comercial or any of their Subsidiaries, or, to the knowledge of Comercial and Vitrocrisa, threatened against Vitrocrisa, Comercial or any of their Subsidiaries, before any governmental body or any political subdivision thereof with responsibility, authority or jurisdiction for such matters, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Vitrocrisa, Comercial or any of their Subsidiaries, or, to the knowledge of Comercial and Vitrocrisa, threatened against Vitrocrisa, Comercial or any of their Subsidiaries, (ii) no strike, labor dispute, general slowdown or stoppage pending against Vitrocrisa, Comercial or any of their Subsidiaries, or, to the knowledge of Comercial and Vitrocrisa, threatened against Vitrocrisa, Comercial or any of their Subsidiaries, (iii) to the knowledge of Comercial and Vitrocrisa, no union representation question existing with respect to the employees of Vitrocrisa, Comercial and their Subsidiaries and, to the knowledge of Comercial and Vitrocrisa, no union organizing activities with respect to Vitrocrisa, Comercial or any of their Subsidiaries are taking place.

          6.15 Capitalization. (a) As of the Closing Date, the authorized capital of Vitrocrisa consists of 4 equity interests (partes sociales), all of which are issued, outstanding, and fully paid; such equity interests are directly or indirectly owned 51.0% by Vitro and 49.0% by Libbey. Vitrocrisa does not have outstanding (i) any securities convertible into or exchangeable for its equity interests or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its equity interests.

          (b) As of the Closing Date, the authorized capital of Comercial consists of 4 equity interests (partes sociales), all of which are issued, outstanding, and fully paid; such equity interests are directly or indirectly owned 51.0% by Vitro and 49.0% by Libbey. Comercial does not have outstanding
(i) any securities convertible into or exchangeable for its equity interests or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its equity interests.

          6.16 Subsidiaries. Neither Vitrocrisa nor Comercial has any Subsidiaries as of the Closing Date, and thereafter, neither Vitrocrisa nor Comercial shall have any Subsidiaries, except such Subsidiaries (a) about which Vitrocrisa or Comercial, as the case may be, shall have provided written notice to the Administrative Agent prior to the formation or acquisition thereof, and (b) formed or acquired with the consent of the Supermajority Lenders and otherwise in compliance with the provisions hereof.

          6.17 Compliance with Statutes, etc. Each of Vitrocrisa, Comercial and their Subsidiaries is in compliance in all respects with all applicable Laws (including all Environmental Laws) imposed by all Government Agencies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not reasonably be expected to have a Material Adverse Effect on Vitrocrisa, Comercial or on Vitrocrisa, Comercial and their Subsidiaries taken as a whole.

          6.18 Availability and Transfer of Foreign Currency. No foreign exchange control approvals or other authorizations by Mexico or any other applicable Government Agency thereof are required to assure the availability of Dollars to enable Vitrocrisa or Comercial to perform all of its obligations under each Transaction Document to which it is a party in accordance with the terms thereof. There are no restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of the performance by Vitrocrisa or Comercial of its obligations under this Agreement or any other Transaction Document to which it is a party.

          6.19 Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Transaction Documents. This Agreement and each other Transaction Document is in proper legal form under the laws of Mexico, and under the respective governing laws selected in such Transaction Documents, for the enforcement thereof in such jurisdiction without any further action by Comercial, Vitrocrisa, the Administrative Agent or the Lenders.

          6.20 Investment Company Act. Neither Comercial nor Vitrocrisa is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.21 Public Utility Holding Company Act. Neither Comercial nor Vitrocrisa is a "holding company," or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.



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

          6.22 Solvency. Each of Comercial, Vitrocrisa and (to Comercial's and Vitrocrisa's knowledge) each US Affiliate is Solvent as of the Closing Date and as of the date of Borrowing both before and after giving effect to such Borrowing.

          6.23 Other Creditors. Vitrocrisa has no creditors.

          6.24 Pari Passu Status, etc. The payment Obligations of Comercial and Vitrocrisa under this Agreement and the other Transaction Documents to which each is a party rank pari passu in priority of payment with all and any other senior unsecured Indebtedness of Comercial and Vitrocrisa, as applicable, and the Tranche A Loans secured by the Collateral Documents have priority of payments with respect to the collateral purported to be covered by the Collateral Documents as provided in Section 12.12, and the liens granted under the Collateral Documents to secure the Obligations due with respect to the Tranche A Loans are first priority perfected liens in the collateral purported to be covered by the Collateral Documents.

          Section 7. Affirmative Covenants.

          Each of Comercial and Vitrocrisa covenants and agrees that on and after the Closing Date and until the Loans, together with all accrued interest, Fees, costs, expenses and all other amounts with respect thereto, are paid in full:

          7.1 Information Covenants.

          Comercial and Vitrocrisa, as applicable, will furnish or cause to be furnished to the Administrative Agent for distribution to each Lender:

          (a) Quarterly Financial Statements of Vitrocrisa and Comercial. As soon as available, but, in any event, within 60 days after the close of each quarterly accounting period in each fiscal year of Vitrocrisa and Comercial, a copy of the unaudited, combined balance sheet of Vitrocrisa, Comercial and their Consolidated Subsidiaries for such period, together with the related statements of income and retained earnings and statements of changes in financial position for such quarterly period, certified, with respect to each of Vitrocrisa and Comercial, by the principal executive officer, the principal financial officer or another authorized executive officer of such company, who in such capacity has actual knowledge of the matters to which he or she is certifying, as prepared in accordance with GAAP consistently applied, subject to normal recurring year-end adjustments and the absence of certain footnotes to such financial statements.

          (b) Quarterly Financial Statements of Crisa Ltd. As soon as available, but, in any event, within 60 days after the close of each quarterly accounting period in each fiscal year of Crisa Ltd., a copy of the unaudited balance sheet of Crisa Ltd. for such period, together with the related statements of income and retained earnings and statements of changes in financial position for such quarterly period, certified by the principal executive officer, the principal financial officer or another authorized executive officer of Crisa Ltd., who in such capacity has actual knowledge of the matters to which he or she is certifying, as prepared in accordance with GAAP consistently applied, subject to normal recurring year-end adjustments and the absence of certain footnotes to such financial statements.



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

          (c) Annual Financial Statements of Vitrocrisa and Comercial. As soon as available, but, in any event, within 120 days after the close of each fiscal year of Vitrocrisa and Comercial, the audited combined balance sheet of Vitrocrisa, Comercial, and their respective Consolidated Subsidiaries for such fiscal year, together with the related audited combined statements of income and retained earnings and statements of changes in financial position for such fiscal year certified by independent public accountants of recognized international standing selected by Vitrocrisa and Comercial, and in each case pursuant to an unqualified opinion of such independent public accountants, and together with a report of such accounting firm stating that in the course of its regular audit of the combined financial statements of Vitrocrisa, Comercial, and their respective Consolidated Subsidiaries, which audit was conducted in accordance with GAAP consistently applied, such accounting firm obtained no knowledge of any Default or Event of Default.

          (d) Annual Financial Statements of Crisa Ltd. As soon as available, but, in any event, within 120 days after the close of each fiscal year of Crisa Ltd. ending on or after December 31, 2004, the audited consolidated balance sheet of Crisa Ltd. and its Consolidated Subsidiaries for such fiscal year, together with the related audited consolidated statements of income and retained earnings and statements of changes in financial position for such fiscal year certified by independent public accountants of recognized international standing selected by Crisa Ltd., and pursuant to an unqualified opinion of such independent public accountants.

          (e) Management Letters. As soon as available, but, in any event, within 30 days after Vitrocrisa's or Comercial's receipt thereof, a copy of any "management letter" or other similar communication received by Vitrocrisa or Comercial from its auditors which (i) pertains to a material issue raised by Vitrocrisa's or Comercial's auditors in connection with their audit and/or review of Vitrocrisa's or Comercial's financial, accounting and other systems, management or accounts, or (ii) reflects any material disagreement regarding the preparation of Vitrocrisa's or Comercial's financial statements or the information reflected therein.

          (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(a) and (c), a certificate in substantially the form of Exhibit R or such other form acceptable to the Administrative Agent signed, with respect to each of Vitrocrisa and Comercial, by the principal executive officer, the principal financial officer or another authorized executive officer of such company, who in such capacity has actual knowledge of the matters to which he or she is certifying, to the effect that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, and setting forth the calculations required to establish compliance by Vitrocrisa and Comercial with the provisions of Sections 7.19, 7.20, 8.1(f), 8.1(g), 8.2, 8.3(b), 8.4(c), 8.7, 8.8, 8.9, 8.17,
8.18, 8.19, 8.20, and 8.21 at the end of such fiscal quarter or year, as the case may be.

          (g) Notice of Default or Litigation, etc. Promptly upon an officer of Vitrocrisa or Comercial obtaining knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default (including the details thereof and the action that Vitrocrisa or Comercial has taken or proposes to take with respect thereto), (ii) any material action, litigation, suit or governmental proceeding pending or threatened against Vitrocrisa or Comercial before any court or governmental department, commission, board, bureau, agency or instrumentally, domestic or foreign (x) which could reasonably be expected to have a Material



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



Adverse Effect on Vitrocrisa or Comercial or (y) with respect to any Transaction Document, and (iii) any other event which could reasonably be expected to have a Material Adverse Effect on Vitrocrisa or Comercial.

          (h) Monthly Accounts Receivable Report. As soon as available, but, in any event, by a date no later than fifteen (15) days after the end of each calendar month a report providing details of all accounts receivable or other amounts payable to Comercial, Vitrocrisa, or any of their Consolidated Subsidiaries or US Affiliates, including without limitation, the amount of any receivables that are known to be subject to a factoring agreement and the relevant discount rate under any such agreement, the amount of total collections of receivables or other amounts payable to Comercial arising from or relating to exports made directly or indirectly by Comercial and deposited in the Vitrocrisa Comercial Collection Account and the amount of total collections of receivables or other amounts payable to Comercial or any US Affiliate and deposited in the Libbey Collection Accounts, as well as such other documents as the Administrative Agent or the Lenders may reasonably request with respect to such accounts receivable or collection of receivables.

          (i) Annual Business Forecasts. Promptly after the end of each calendar year, but in any event within ninety (90) days after the end of each calendar year, business forecasts for the following calendar year for each of Vitrocrisa and Comercial in a form acceptable to the Administrative Agent that includes, without limitation, summaries of such company's balance sheet, income statement and cash flow statement for the relevant year.

          (j) Consents. Within thirty (30) days after the Closing Date, each Consent (other than the Consent required by Section 5.1.1(vii)) that is not delivered to the Administrative Agent on the Closing Date, duly executed by the parties thereto.

          (k) Other Information. From time to time, such other information or documents (financial, fiscal or otherwise) as any Lender and/or the Administrative Agent may reasonably request.

          7.2 Books, Records and Inspections; Accounting Matters; Provision of Certain Financial Statements. Each of Vitrocrisa and Comercial shall, and shall cause each of their Subsidiaries to, keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of Vitrocrisa, Comercial and their Subsidiaries and in which full, true and correct entries in conformity with GAAP consistently applied and all requirements of Law shall be made of all dealings and transactions in relation to its business and activities. Throughout the term of the Transaction Documents and until all principal and interest accrued hereunder is paid in full, upon prior written notification, Vitrocrisa and Comercial shall afford to the employees, agents, officers and authorized representatives of the Administrative Agent or any Lender reasonable access to Vitrocrisa's, Comercial's and their Subsidiaries' properties and facilities, offices, files, books and records.

          7.3 Compliance with Statutes, etc. Each of Comercial and Vitrocrisa will, and will cause each of their Subsidiaries to comply with all applicable Laws imposed by all Governmental Agencies (including all applicable Environmental Laws), except where the failure



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

to so comply could not reasonably be expected to have a Material Adverse Effect on Comercial or Vitrocrisa.

          7.4 Taxes; Labor. Each of Comercial and Vitrocrisa will, and will cause each of their Subsidiaries to, pay and discharge or cause to be paid and discharged (i) all applicable material Mexican, United States or applicable foreign federal, state and local income taxes (including stamp taxes), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, except those diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established, and (ii) all valid claims for labor, materials and supplies which, if unpaid might by law become a Lien upon such property (except to the extent permitted by Section 8.1).

          7.5 Corporate Franchises, etc. Each of Comercial and Vitrocrisa will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, formulas, or rights with respect to the foregoing; provided, however, that nothing in this Section 7.5 shall prevent the withdrawal by Comercial, Vitrocrisa or their Subsidiaries of their respective qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect on Comercial or Vitrocrisa or from discontinuing its existence as permitted by and in strict compliance with Section 8.5(b), in which case, all restrictions and limitations regarding Comercial or Vitrocrisa, as applicable, shall apply to the surviving entity.

          7.6 Maintenance of Property, Insurance. Each of Comercial and Vitrocrisa shall, and shall cause their Subsidiaries to:

          (a) maintain all property useful or necessary in their business in good working order and condition, ordinary wear and tear excepted; and

          (b) maintain liability insurance, and maintain all types of insurance, in each case, with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas as Comercial, Vitrocrisa or such Subsidiary, as the case may be, operates.

          7.7 Use of Proceeds. Comercial shall use the proceeds of the Loans solely as set forth in the first sentence of Section 6.8.

          7.8 Conduct of Business. Each of Comercial and Vitrocrisa will, and will cause each of their Subsidiaries to, continue to engage principally in business of the same general type as now conducted, and preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges, franchises and concessions necessary or desirable in the normal conduct of business; provided, however, that each of Comercial, Vitrocrisa and such Subsidiaries shall not be prevented from discontinuing those operations or disposing of or suspending the maintenance of those properties which, in its reasonable judgment, are no longer necessary or useful in the conduct of its business or from discontinuing



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

its existence if permitted by Section 8.5(b). All books, records, files and financial records shall continue to be prepared and maintained by Comercial or Vitrocrisa as currently executed.

          7.9 Governmental Licenses, etc. Each of Comercial and Vitrocrisa will, and will cause each of their Subsidiaries to, promptly obtain and maintain at all times at its own expense all such material governmental licenses, registrations, authorizations, consents, permits and approvals (including without limitation, foreign exchange control approvals) as may be required to comply with its obligations, preserve its rights and consummate the transactions contemplated under the Transaction Documents. Without limiting the generality of the foregoing covenant, each of Comercial and Vitrocrisa specifically agrees, if necessary, to register with any applicable required Governmental Agency the transactions contemplated hereby, including without limitation, the making, funding or repayment of the Loans.

          7.10 Performance of Obligations. Each of Comercial and Vitrocrisa shall, and shall cause each of their Subsidiaries to, perform all of its obligations under each Transaction Document to which it is a party. Except for the exercise of any right under applicable Law or any agreement, each of Comercial and Vitrocrisa also shall, and shall cause each of its Subsidiaries to, pay all their respective material obligations and liabilities when due, including:

          (a) all operating agreements, indentures, mortgages, deeds of trust, credit agreements and other material contracts;

          (b) all valid claims that, if unpaid when due, would by applicable law result in a Lien upon its properties other than a Permitted Lien, and

          (c) all Indebtedness as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          7.11 Compliance with Terms of Leaseholds. Each of Comercial and Vitrocrisa shall, and shall cause each of their Subsidiaries to, make all payments and otherwise perform in all material respects all obligations in respect of all material leases of real property, and, to the extent material to the business of such Persons, keep such leases in full force and effect and not allow such leases to lapse or be terminated or right to renew such leases to be forfeited or canceled, except where the failure to do so (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect on Comercial or Vitrocrisa.

          7.12 Maintenance of Pari Passu Status; Priority of Liens. Each of Comercial and Vitrocrisa will take all actions necessary to ensure that (i) the payment Obligations of Comercial and Vitrocrisa under this Agreement and the other Transaction Documents to which each is a party shall at all times rank pari passu in priority of payment with all and any other senior unsecured Indebtedness of Comercial and Vitrocrisa, as applicable; provided, that the Tranche A Loans shall be secured by the Collateral Documents and shall have priority of payments with respect to the collateral purported to be covered by the Collateral Documents as provided in Section 12.12, and (ii) the liens granted under the Collateral Documents to secure the Obligations due with respect to the Tranche A Loans, shall be first priority perfected liens in the collateral purported to be covered by the Collateral Documents.



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

          7.13 Future Subsidiaries. Promptly, and in any event within 30 days (in the case of the item set forth in clause (a)) or 45 days (in the case of the items set forth in clauses (b), (c), (d), (e) and (f)) of the date on which Comercial or Vitrocrisa acquires or creates a Subsidiary, Comercial or Vitrocrisa, as the case may be, shall cause such Subsidiary to execute and deliver (a) a counterpart of the Subsidiary Guaranty, (b) certified copies of
(i) its articles of incorporation and by-laws in effect, (ii) resolutions of its board of directors authorizing the execution, delivery and performance of the Subsidiary Guaranty, (iii) if applicable, powers of attorney granted by such Subsidiary to the persons executing the Subsidiary Guaranty on its behalf, (iv) if applicable, powers of attorney granted by such Subsidiary to the Process Agent and (v) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty and the transactions contemplated thereby, (c) a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying the names and true signatures of its officers authorized to sign the Subsidiary Guaranty and the other documents to be delivered by it hereunder, (d) a duly executed letter from the Process Agent, substantially in the form attached hereto as Exhibit E, confirming its appointment as agent to accept service of process, (e) a favorable opinion of New York counsel regarding the enforceability of such Subsidiary Guaranty and (f) a favorable opinion of local counsel to such Subsidiary regarding the existence, good standing, non-contravention with laws or other agreements of such Subsidiary, and the due authorization, execution, delivery and enforceability of such Subsidiary Guaranty.

          7.14 Further Assurances. Each of Comercial and Vitrocrisa shall do and perform, and shall cause each of their Subsidiaries to do and perform, from time to time, any and all acts (and execute any and all documents) as may be necessary or as may be reasonably requested by the Administrative Agent, the Collateral Agent or any Lender or Lenders in order to effect the purposes of the Transaction Documents, including without limitation, creating and maintaining the first priority of the liens purported to be granted under the Collateral Documents.

          7.15 Process Agent. Each of Comercial and Vitrocrisa shall, within 30 days of the Closing Date, in connection with the appointment of the Process Agent, deliver to the Administrative Agent evidence that a power of attorney contained in a notarial instrument has been granted.

          7.16 Security. The Tranche A Loans shall be secured by a first priority perfected lien and security interest in the collateral granted pursuant to the Collateral Documents. The Collateral Agent shall have the rights set forth in the Collateral Documents and under applicable law with respect to such collateral.

          7.17 Vitrocrisa Comercial Collection Account. Comercial shall at all times maintain with the Collateral Agent a special depository account which shall be titled the "Vitrocrisa Comercial Collection Account" and which shall be in the name and under the control of the Collateral Agent. Comercial shall irrevocably direct all account debtors, and shall cause all account debtors to agree, to pay all amounts due to Comercial directly into the Vitrocrisa Comercial Collection Account and, to the extent that notwithstanding such instructions, Comercial receives payment of amounts due with respect to any account or other amount payable to Comercial arising from or related to the export of products or goods by Comercial, Comercial shall deposit or caused to be deposited such collections including any amounts paid on account of accrued interest thereon, into the Vitrocrisa Comercial Collection Account. All amounts from



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

time to time deposited into the Vitrocrisa Comercial Collection Account shall be invested, held and distributed in accordance with the Security Agreement entered into by and among Comercial, the Collateral Agent and the Administrative Agent.

          7.18 Reserve Account. Comercial shall maintain at the Collateral Agent a special trust account which shall be titled the "Reserve Account" and which shall be in the name and under the control of the Collateral Agent (the "Reserve Account"). Comercial shall maintain at all times on deposit in the Reserve Account an amount (such amount as of any date being the "Required Reserve Amount") equal to the greater of (x) $2,000,000 and (y) an amount equal to the sum of the amount of principal plus accrued interest scheduled to be paid during the immediately following calendar quarter with respect to Tranche A Term Loans plus the amount of accrued interest scheduled to be paid with respect to the Tranche A Revolving Loans during the immediately following calendar quarter. At the Closing Date, the Required Reserve Amount may be initially funded from the proceeds of the initial Borrowing. For purposes of this Section 7.18, the amount of interest scheduled to be paid with respect to Tranche A Loans during any quarter shall be calculated assuming (i) that the interest rate applicable to the Tranche A Loans shall be the highest interest rate (including the relevant Applicable Margin) then payable with respect to Tranche A Loans (or if no Tranche A Loans are then outstanding assuming that the interest rate applicable shall be the Base Rate plus the relevant Applicable Margin as of the determination date), and (ii) that the Tranche A Revolving Commitment shall be fully drawn during the relevant calendar quarter. All amounts from time to time deposited into the Reserve Account shall be invested, held and distributed in accordance with the Security Agreement entered into by and among Comercial, the Collateral Agent and the Administrative Agent.

          7.19 Reduction of Ratio of Consolidated Indebtedness to Combined Operating Cash Flow.

          (a) If as of the last day of any fiscal quarter of Comercial, the ratio of Consolidated Indebtedness as of such day to Combined Operating Cash Flow for the twelve-month period ending on such day, in each case of Comercial and Vitrocrisa (determined on a combined basis) (the "Triggering Ratio") exceeds 2.75 to 1.00, then within five (5) Business Days following such date any Person shall obtain and deliver to the Administrative Agent, for the benefit of the Lenders and as collateral for all Loans, an Acceptable Letter of Credit in a minimum face amount equal to at least an amount necessary to cause the Triggering Ratio to be equal to or less than 2.75 to 1.00, if the proceeds of such Acceptable Letter of Credit were applied to the prepayment of such Loans, taking into consideration all undrawn amounts under other outstanding Acceptable Letters of Credit held by the Administrative Agent or an Acceptable Bank for the benefit of all the Lenders pursuant to this Section
7.19 and all amounts then held by the Administrative Agent or an Acceptable Bank in a Cash Collateral Account pursuant to Section 7.19(b).

          (b) If the Administrative Agent has not received an Acceptable Letter of Credit that renews or replaces an Acceptable Letter of Credit delivered pursuant to this Section 7.19 on or before fifteen (15) days prior to its stated expiry date, then the Administrative Agent shall be entitled to draw, and at the request of the Required Tranche A Lenders and the Required Tranche B Lenders shall draw, the entire amount of such Acceptable Letter of Credit and the proceeds thereof shall be deposited in an account in the name and under the control of the



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Administrative Agent (the "Cash Collateral Account") at the Administrative
Agent or an Acceptable Bank and held by the Administrative Agent or such Acceptable Bank as collateral for the Obligations of Comercial and Vitrocrisa and applied to repay such Obligations when due.

          (c) If Comercial or Vitrocrisa delivers to the Administrative Agent a certificate pursuant to Section 7.1(f) certifying and evidencing that the Triggering Ratio is equal to or less than 2.75 to 1.00, then as long as no Default or Event of Default shall have occurred and be continuing, Comercial or Vitrocrisa shall have the right to request the Administrative Agent to terminate any Acceptable Letter of Credit previously delivered to the Administrative Agent pursuant to this Section 7.19 and to return any cash collateral then held by the Administrative Agent or an Acceptable Bank in a Cash Collateral Account pursuant to Section 7.19(b).

          7.20 Excess Cash Flow Prepayments.

          (a) Within five (5) Business Days after each delivery of a certificate from Comercial pursuant to Section 7.1(f), Comercial shall prepay the outstanding Loans in an amount equal to fifty percent (50%) of the sum of the Excess Cash Flow Amount as of the last day of the fiscal quarter to which such certificate applies and the Excess Cash Flow Amount as of the last day of the fiscal quarter immediately preceding such fiscal quarter, in each case calculated in constant Pesos as of the last day of the fiscal quarter of Comercial to which such certificate applies, each such prepayment, an "Excess Cash Flow Prepayment". Each Excess Cash Flow Prepayment shall be applied to the repayment of Loans pursuant to Sections 4.1(d) and (e). Prior to any such prepayment, the calculation of any Excess Cash Flow Prepayment shall be converted from Pesos into Dollars pursuant to a conversion rate in effect at the time such calculation is performed, and each Excess Cash Flow Prepayment shall be paid in Dollars.

          (b) For the purposes of this Agreement, the term "Excess Cash Flow Amount" shall mean, as of the last day of any fiscal quarter of Comercial, Combined Operating Cash Flow for the twelve-month period ending on the last day of such fiscal quarter plus or minus working capital (as defined under GAAP), plus or minus gross interest expense (as defined under GAAP), plus or minus taxes, plus or minus Consolidated Capital Expenditures, plus or minus any permitted dividends paid by Comercial or Vitrocrisa during such period, plus or minus mandatory prepayments or repayments paid during such period with respect to the Obligations (including any Excess Cash Flow Prepayments previously paid) and any other permitted Indebtedness incurred pursuant to
Section 8.3 including any such permitted Indebtedness owing to Affiliates, plus or minus Other Transactions to the extent not otherwise included in any of the foregoing, plus or minus statutory profit sharing for employees under Mexican law (PTU) for such period to the extent not otherwise included in taxes, plus any cash balances, minus the equivalent in Pesos of U.S.$2,000,000, based on a conversion rate in effect at the time such Excess Cash Flow Amount is calculated, minus restricted cash held in the Debt Reserve Account (as defined in the Security Agreement) and, minus restricted cash held in the Vitrocrisa Comercial Collection Account to the extent required to pay debt service for the next quarter; provided, that the foregoing shall be calculated on a combined basis for Comercial and Vitrocrisa.



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          Section 8. Negative Covenants.

          Each of Comercial and Vitrocrisa covenants and agrees that on and after the Closing Date and until the Loans, together with all accrued interest, Fees, costs, expenses and all other amounts with respect thereto, are paid in full:

          8.1 Liens. Each of Comercial and Vitrocrisa will not, and will not permit their Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real, personal or mixed, tangible or intangible), whether now owned or hereafter acquired; provided, that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of (Liens described below are collectively referred to as "Permitted Liens"):

          (a) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

          (b) Liens in respect of property or assets of such Person imposed by Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of such Person's respective property or assets or materially impair the use thereof in the operation of the business of such Person;

          (c) Liens in existence on the Closing Date described in Schedule IV and which secure Indebtedness described on Schedule IV hereto, plus renewals and extensions of such Indebtedness; provided, that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens is not increased above the amount secured on the date hereof at the time of any such renewal, extension or replacement and (y) any such renewals, replacements or extensions do not encumber any additional assets or properties of such Person including without limitation any collateral covered or purported to be covered by the Collateral Documents;

          (d) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, survey exceptions, statutory and common law landlords' liens under leases to which such Person is party, in each case not securing Indebtedness and not materially interfering with the conduct of the business of such Person;

          (e) Liens created under the Collateral Documents to secure the Secured Obligations including any extensions or renewals thereof; provided, that such extensions or renewals are effectuated and evidenced by the terms of the Transaction Documents in compliance with the terms herein; and

          (f) Liens securing Indebtedness in an aggregate principal amount not exceeding U.S.$5,000,000; provided, that such Liens permitted pursuant to this clause (f) shall not encumber property or assets purported to be covered by any of the Collateral Documents, or cash or Cash Equivalents; provided, however, that any such Lien may encumber property or assets purported to be covered by the Non-Possessory Pledge Agreement only if (i) such Lien




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does not include (and expressly excludes) inventory exported outside of Mexico and any proceeds thereof or any rights to payment with respect to inventory that is exported outside of Mexico or any accounts held outside of Mexico or any letter of credit posted for the benefit of the Lenders, and (ii) any Person to whom such Lien has been granted has entered into an intercreditor agreement with the Administrative Agent and the Collateral Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent and the Collateral Agent;

          (g) Liens on any property or assets of Comercial or Vitrocrisa or any of their Subsidiaries securing Indebtedness incurred or assumed for the purpose of financing (i) all or any part of the acquisition of raw materials, utilities and other property or assets (including working capital loans ("creditos de habilitacion" or "avio")) or (ii) all or part of the acquisition, construction or improvement of fixed assets and other property or assets (including capital expenditure loans ("creditos refaccionarios")); provided, that such Liens attach only to the property or assets so acquired, constructed or improved concurrently with or within ninety (90) days after the acquisition, construction or improvement thereof and secures only such Indebtedness; and further provided, that such Liens shall not secure Indebtedness in an aggregate principal amount exceeding $5,000,000;

          (h) any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition;

          (i) any Lien existing on any property or assets of an entity which is merged with or into Comercial or Vitrocrisa which is not created as a result of or in connection with or in anticipation of such merger; and

          (j) Liens, if any, deemed created by the discount of domestic accounts receivable contemplated by Section 8.6(b)(ii);

provided, that notwithstanding the foregoing, all Permitted Liens in clauses
(f), (g), (h) and (i) above, together, shall not secure Indebtedness not otherwise permitted to be incurred pursuant to Section 8.3; and further provided, that neither Comercial nor Vitrocrisa nor any of their Consolidated Subsidiaries shall create, incur, assume or suffer to exist any Lien of the type described in clauses (g), (h) and (i) after the occurrence and during the continuation of a Default.

          8.2 Dividends. Neither Comercial nor Vitrocrisa shall (i) declare or pay any dividend or make any distribution on its capital in an amount such that the amount of such dividend or distribution shall exceed the difference between (A) the aggregate amount of its Consolidated Net Income from and after January 1, 2003, and (B) the aggregate amount of dividends and distributions theretofore declared and paid by it from and after January 1, 2003, (ii) purchase, redeem or otherwise acquire any equity interests of its own capital or equivalents, if any Event of Default shall have occurred and be continuing or if, after giving effect to such action, an Event of Default shall occur and be continuing, or (iii) declare or pay any dividend or make any other distribution in respect of its capital, unless after giving effect to such declaration or payment, the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (determined on a combined basis for Comercial and Vitrocrisa), as of the last day of Vitrocrisa's



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and Comercial's fiscal quarter immediately preceding the date of such payment, shall not exceed 3.0 to 1.0.

          8.3 Indebtedness. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Transaction Documents;

          (b) unsecured Indebtedness so long as, after giving effect to any such incurrence, (i) the ratio of Consolidated Indebtedness, as of the date of such incurrence, to Combined Operating Cash Flow, for the twelve-month period immediately preceding the last day of Vitrocrisa's and Comercial's fiscal quarter immediately preceding the date of such incurrence (in each case determined on a combined basis for Comercial and Vitrocrisa) does not exceed 3.0:1.0, if such incurrence is made on or prior to June 30, 2005 and 2.75:1.0 at any time thereafter, and (ii) there shall exist no Default or Event of Default, and (iii) the aggregate outstanding principal amount of Consolidated Indebtedness of Comercial and Vitrocrisa (determined on a combined basis) including all Indebtedness outstanding hereunder and under the other Transactional Documents does not exceed $85,000,000; provided, that an aggregate principal amount not to exceed U.S.$5,000,000 in aggregate of such Indebtedness may be secured pursuant to Section 8.1(f) and an aggregate principal amount not to exceed U.S.$5,000,000 in the aggregate of such Indebtedness may be secured pursuant to Section 8.1(g);

          (c) Indebtedness incurred to refinance existing Indebtedness so long as, as of the date of any such incurrence, after giving pro forma effect to such Indebtedness, there shall exist no Default or Event of Default; provided, that the principal amount of the new Indebtedness is no greater than the principal amount of the refinanced Indebtedness;

          (d) Indebtedness in respect of Derivative Obligations entered into in the ordinary course of business of Comercial, Vitrocrisa or any of their Consolidated Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation; and

          (e) Indebtedness, if any, deemed incurred by the discount of domestic accounts receivable contemplated by Section 8.6(b)(ii).

          8.4 Investments. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or provide a guaranty or keep well or similar arrangement in respect of Indebtedness of any Person, or make any capital contribution to any other Person, or purchase or otherwise acquire (in one or a series of related transactions) any equity interests or any part of the property or assets (other than purchases or other acquisitions of land, buildings, machinery, inventory, materials and equipment reasonably required to conduct its business) of any other Person (collectively, "Investments"), except that the following shall be permitted:

          (a) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may acquire and hold accounts receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;



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

          (b) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may acquire and hold cash and Cash Equivalents; and

          (c) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may make Investments in their Affiliates consisting of loans or advances to such Affiliates, provided that (i) with respect to such Investments with a term of 180 days or less ("Short Term Investments"), the aggregate amount of all such Investments and all Investments of more than 180 days shall not exceed 55% of the Consolidated Net Worth of Vitrocrisa and Comercial (determined on a combined basis), and (ii) with respect to such Investments with a term of more than 180 days, (A) the aggregate amount of all such Investments shall not exceed 25% of the Consolidated Net Worth of Vitrocrisa and Comercial (determined on a combined basis) and (B) such Investments permitted pursuant to this clause (c)(ii) shall, for all purposes of this Agreement (including Section 8.2) be deemed a dividend or other distribution paid by Vitrocrisa or Comercial; provided, however, that solely for purposes of this clause (c)(ii), but not for purposes of Section 8.2, the Investment in the amount of US$14,000,000 outstanding as of the date hereof to Vitrocrisa Holding shall be deemed to be a Short Term Investment to the extent it exceeds the amount permitted to be outstanding under this clause (c)(ii) prior to giving effect to any other Investments. It is understood and agreed that any Investment that is not repaid or required to be repaid within at least 180 days after it is made or that is advanced less than three (3) days after it is paid is not a Short Term Investment; and for the avoidance of doubt, revolving advances are not Short Term Investments.

          8.5 Consolidations, Mergers. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of consolidation or merger with or into any other Person, except that:

          (a) Comercial and Vitrocrisa may allow a Consolidated Subsidiary to wind up, liquidate or dissolve its affairs; provided, that all of the property and assets of such Consolidated Subsidiary are transferred to Vitrocrisa or Comercial or to another Consolidated Subsidiary of Vitrocrisa or Comercial and the Indebtedness of the liquidated Consolidated Subsidiary is fully discharged; and

          (b) Comercial and Vitrocrisa may consolidate with, or merge with or into, any other Person; provided, that (i) Vitrocrisa or Comercial, as the case may be, shall be the continuing or surviving corporation, (ii) such consolidation or merger is effected by means of an arms' length transaction,
(iii) such Person is engaged in a similar business as Vitrocrisa or Comercial, as the case may be, and any business incidental thereto, (iv) both prior to and after giving effect thereto there shall be no Default or Event of Default,
(v) such consolidation or merger shall not result in a Material Adverse Effect on Vitrocrisa or Comercial and (vi) no such consolidation or merger shall be contested by such Person's management or board of directors, whether through court proceedings or otherwise; and further provided, that, Comercial and Vitrocrisa may consolidate with or merge with or into each other, or with or into Vitrocrisa Holding; and further provided, that (A) if neither Comercial nor Vitrocrisa is the surviving entity, such surviving entity shall expressly assume the obligations of Comercial and Vitrocrisa, as applicable, under the Transaction Documents concurrently with the effectuation of such consolidation or merger pursuant to documentation in form and substance satisfactory to the



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Administrative Agent, (B) both prior to and after giving effect thereto there shall be no Default or Event of Default, (C) the Administrative Agent shall have received favorable legal opinions from Mexican and New York counsel of Comercial and all other relevant entities acceptable to the Administrative Agent as to the existence, organization, good standing, non-contravention with laws or other agreements of Comercial and such relevant entities, and to the due authorization, assumption, execution, delivery and enforceability of the Transaction Documents and the perfection of the liens created thereby.

          8.6 Sales of Assets. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of, directly or indirectly (or agree to do any of the foregoing at any future time), all or any part of its property or assets, except that:

          (a) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in its reasonable judgment, are no longer useful in the conduct of its business; provided, that the aggregate proceeds of any such sales, leases or dispositions, if any, and net of fees and expenses related thereto, are either (i) reinvested in the business of such Person or
(ii) applied to repay Indebtedness of such Person, in each case by a date no later than 180 days from the closing date of such sale, lease or disposition; and further provided, that such sales, leases or dispositions are for fair value and that the aggregate proceeds of all such sales, leases or dispositions in any calendar year shall not exceed ten percent (10%) of the book value of all assets and properties of Comercial and Vitrocrisa determined by reference to the most recent financial statements delivered to the Administrative Agent pursuant to this Agreement;

          (b) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may (i) make sales of inventory in the ordinary course of business, the proceeds of which sales are applied to such business and (ii) discount domestic accounts receivables in the ordinary course of business on a non-recourse basis without representations or warranties as to such receivables pursuant to payment arrangements entered into with purchasers of product; and (c) Each of Comercial, Vitrocrisa and their Consolidated Subsidiaries may sell, lease or otherwise dispose of assets or property; provided, that (i) the aggregate proceeds of any such sales, leases or dispositions, if any, and net of fees and expenses related thereto, are either
(x) reinvested in the business of such Person or (y) applied to repay Indebtedness of such Person, in each case by a date no later than 180 days from the closing date of such sale, lease or disposition, and (ii) that the aggregate proceeds of all assets subject to such sales, leases or dispositions in any calendar year shall not exceed 10% of the Consolidated Net Worth of Vitrocrisa and Comercial (determined on a combined basis) (as determined by reference to the most recent quarterly consolidated and combined balance sheet of Vitrocrisa, Comercial and their Consolidated Subsidiaries).

          8.7 Consolidated Interest Coverage Ratio. Vitrocrisa and Comercial will not, as of the last day of any fiscal quarter of each of Vitrocrisa and Comercial ending after the date hereof, permit the ratio of Combined Operating Cash Flow to Consolidated Gross Interest Expense (in each case, determined on a combined basis for Vitrocrisa and Comercial) to be less than 2.5:1.0.



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

          8.8 Consolidated Leverage Ratio. Vitrocrisa and Comercial will not, as of the last day of any fiscal quarter of each of Vitrocrisa and Comercial ending after the date hereof, permit the ratio of Consolidated Indebtedness to Combined Operating Cash Flow (in each case, determined on a combined basis for Vitrocrisa and Comercial) to exceed (i) 3.25 to 1.0 at any time during the period from and including the Closing Date through and including June 30, 2005, and (ii) 3.0 to 1.0, at any time thereafter.

          8.9 Net Worth. Vitrocrisa and Comercial will not, as of the last day of any fiscal quarter of each of Vitrocrisa and Comercial ending after the date hereof, permit the Consolidated Net Worth of Vitrocrisa and Comercial (determined on a combined basis) to be less than 320,000,000 constant Pesos as of December 31, 2003.

          8.10 Limitations on Modifications of Certain Agreements; etc. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any unsecured Indebtedness which is subordinated in right of payment to the Loans and/or the other Obligations, (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including, without limitation, any royalty or technical assistance agreement, purchase agreement, indenture, loan agreement or security agreement) if such amendment or modification could reasonably result in a Material Adverse Effect on Comercial or Vitrocrisa, or (iii) amend, modify or change its current bylaws (estatutos sociales) or other organizational documents if such amendment, modification or change could reasonably result in a Material Adverse Effect on Comercial or Vitrocrisa, or
(iv) amend or modify any provision of the Intercompany Note or the Accelerated Product Payment Agreement.

          8.11 No Other Business. Each of Comercial and Vitrocrisa will not, and will not permit any of their Subsidiaries to, carry on any business other than the business similar to the one conducted by it as of the Closing Date, and will not take any action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business.

          8.12 Transactions with Affiliates. Except as set forth in Schedule V, each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, enter into any transaction or series of related transactions with any of its shareholders or Affiliates other than in the ordinary course of business and on terms and conditions substantially as favorable to Comercial, Vitrocrisa or such Consolidated Subsidiary as would reasonably be obtained at that time in a comparable arm's-length transaction with a Person other than a shareholder or Affiliate.

          8.13 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. Each of Comercial and Vitrocrisa will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of their Subsidiaries to
(i) pay dividends or make any other distributions on its equity interests or any other interest or participation in its profits owned by Vitrocrisa, Comercial



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

or any of their Subsidiaries, or pay any Indebtedness owed to Vitrocrisa, Comercial or any of their Subsidiaries, (ii) make loans or advances to Vitrocrisa or Comercial or (iii) transfer any of its properties or assets to Vitrocrisa or Comercial, except for such encumbrances or restrictions existing under or by reasons of (A) applicable Law, (B) this Agreement, and (C) agreements or obligations of Vitrocrisa or its Subsidiaries which are in existence on the Closing Date.

          8.14 Inconsistent Agreements. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, enter into any agreement (other than this Agreement and the other Transaction Documents and other Permitted Liens) permitting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of it to modify this Agreement or any other Transaction Document.

          8.15 Change in Accounting Policies. Each of Comercial and Vitrocrisa will not, and will not permit any of their Consolidated Subsidiaries to, change its accounting policies or reporting practices (including changing its fiscal year), except as required by GAAP or United States generally accepted accounting principles, if such change could reasonably be expected to result in a Material Adverse Effect with respect to Comercial or Vitrocrisa.

          8.16 Subsidiaries. Each of Comercial and Vitrocrisa will not, and will not permit any of their Subsidiaries to, form any Subsidiary unless such newly-formed Subsidiary, simultaneously therewith, guarantees the Obligations hereunder pursuant to the Subsidiary Guaranty and otherwise complies with
Section 7.13.

          8.17 Sale-leaseback Transactions. Each of Comercial and Vitrocrisa will not, and will not permit any of their Subsidiaries to, enter into any sale-leaseback transaction with respect to any of their respective assets; provided, that up to U.S.$5,000,000 in the aggregate (determined by reference to the lower of the gross proceeds of the related sale and the fair market value of the sold asset) may be sold and leased back.

          8.18 Operating Leases. Comercial and Vitrocrisa will not permit the aggregate amount of all lease and rental payments in respect of operating leases for real or personal property under which Vitrocrisa, Comercial or any of their Subsidiaries has any payment, guarantee or other obligation made by Vitrocrisa, Comercial or their Subsidiaries to exceed U.S.$5,000,000 in the last twelve (12) months.

          8.19 Minimum Operating Cash Flow. Comercial and Vitrocrisa shall not permit their Combined Operating Cash Flow to be less than U.S.$24,000,000 as of the end of any consecutive four fiscal quarter period ending after the Closing Date.

          8.20 Minimum Debt Service Coverage Ratio. (a) Comercial and Vitrocrisa shall not permit (i) the amount of total collections of account receivables or other amounts payable to Comercial and deposited in the Vitrocrisa Comercial Collection Account during any calendar quarter ending on or after the Closing Date to be less than an amount equal to (W) two (2) multiplied by (X) the sum of the amount of interest and principal due on account of Tranche A Term Loans plus the amount of interest due on account of the Tranche A Revolving Loans, in each case, during the immediately following calendar quarter calculated assuming that




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
the Tranche A Revolving Commitments are fully drawn and that all Tranche A Loans will bear interest at the highest rate then in effect for any outstanding Tranche A Loans, (or if no Tranche A Loans are then outstanding at a per annum rate equal to the Base Rate plus the Tranche A Applicable Margin calculated as of such determination date), or (ii) the amount of total collections of Libbey Receivables deposited in the Libbey Collection Accounts, for any twelve-month period ending on the last day of any calendar quarter ending after the Closing Date, divided by four (4) (provided, that for any such twelve-month period that includes one or more calendar quarters ending prior to the Closing Date, the amount of collections for such quarter or quarters shall be those certified by Comercial as the collections of the Libbey Receivables for such period), to be less than the product of (Y) one and one half (1.5) multiplied by (Z) the sum of amount of interest and principal due on account of Tranche A Term Loans plus the amount of interest due on account of the Tranche A Revolving Loans, in each case, during the immediately following calendar quarter calculated assuming that the Tranche A Revolving Commitments are fully drawn and that all Tranche A Loans will bear interest at the highest rate then in effect for any outstanding Tranche A Loans (or if no Tranche A Loans are then outstanding, at the Base Rate plus the Tranche A Applicable Margin calculated as of such determination date); provided, however, that failure to comply with this Section 8.20 shall constitute a Default but shall not constitute an Event of Default unless Comercial and Vitrocrisa shall fail to comply with the provisions of this
Section 8.20(a) for two (2) consecutive quarters.

          (b) Comercial and Vitrocrisa shall not permit (i) the amount of total collections of account receivables or other amounts payable to Comercial arising from or relating to exports made directly or indirectly by Comercial and deposited in the Vitrocrisa Comercial Collection Account during any calendar quarter ending on or after the Closing Date to be less than an amount equal to (W) one and one quarter (1.25) multiplied by (X) the sum of the amount of interest and principal due on account of Tranche A Term Loans plus the amount of interest due on account of the Tranche A Revolving Loans, or
(ii) the amount of total collections of Libbey Receivables deposited in the Libbey Collection Accounts, for any twelve-month period ending on the last day of any calendar quarter ending after the Closing Date, divided by four (4) (provided, that for any such twelve-month period that includes one or more calendar quarters ending prior to the Closing Date, the amount of collections for such quarter or quarters shall be those certified by Comercial as the collections of the Libbey Receivables for such period), to be less than the product of (Y) one and one quarter (1.25) multiplied by (Z) the sum of the amount of interest and principal due on account of Tranche A Term Loans plus the amount of interest due on account of the Tranche A Revolving Loans, in each case described in clauses (i) and (ii), during the immediately following calendar quarter calculated assuming that the Tranche A Revolving Commitments are fully drawn and that all Tranche A Loans will bear interest at the highest rate then in effect for any outstanding Tranche A Loans, (or if no Tranche A Loans are then outstanding at a per annum rate equal to the sum of the Base Rate plus the Tranche A Applicable Margin calculated as of such determination date).

          8.21 Fixed Charge Coverage Ratio. Vitrocrisa and Comercial will not, as of the last day of any fiscal quarter of each of Vitrocrisa and Comercial ending after the date hereof, permit the ratio of their Combined Operating Cash Flow (determined on a combined basis for Vitrocrisa and Comercial) to the sum of (i) their Consolidated Gross Interest Expense as of such date plus (ii) their Consolidated Capital Expenditures as of such date (in each case, determined on a combined basis for Vitrocrisa and Comercial) to be less than 1.25:1.0.



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

          Section 9. Events of Default.

          Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.1 Payments. Comercial shall fail to pay (i) any principal when due, or (ii) after three Business Days following the due date in respect thereof, interest or Fees or other amounts in respect of the Loans and the Notes as provided herein and therein; or

          9.2 Representations, etc. Any representation, warranty or statement made by or on behalf of Vitrocrisa or Comercial in this Agreement or any Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.3 Covenants. (i) Vitrocrisa or Comercial shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(g) or Section 8 or (ii) Comercial, Vitrocrisa or any of their Subsidiaries shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.1 and 9.2 and clause (i) of this Section 9.3) contained in this Agreement or any other Transaction Document and any such default shall have continued unremedied for a period of twenty (20) days after the earlier of (a) written notice thereof shall have been provided to Comercial or Vitrocrisa by any of the Lenders or the Administrative Agent or (b) any responsible officer of Comercial or Vitrocrisa or any Subsidiary knows, or reasonably should have known, of such default; or

          9.4 Payment Default Under Other Agreements. Comercial, Vitrocrisa or any of their Subsidiaries shall default in any payment of any Indebtedness, other than the Obligations, having a principal amount in excess of U.S.$5,000,000 (or its equivalent in any other currency), either individually or in the aggregate, as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

          9.5 Acceleration of Indebtedness. Comercial, Vitrocrisa or any of their Subsidiaries shall suffer any event or condition that occurs which results in the acceleration of the maturity of any Indebtedness of Comercial, Vitrocrisa and/or any of their Subsidiaries having a principal amount in excess of U.S.$5,000,000 (or its equivalent in any other currency), either individually or in the aggregate; or

          9.6 Bankruptcy, etc. (a) There is entered against Comercial, Vitrocrisa or any of the Subsidiaries of Comercial or Vitrocrisa a decree or order by a court under the Bankruptcy Code or any other applicable law which shall remain in effect for a period of 60 days after entry: (i) adjudging Comercial, Vitrocrisa or such Subsidiary bankrupt, insolvent or in concurso mercantil, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Comercial, Vitrocrisa or such Subsidiary under any applicable law, (iii) appointing a receiver, "visitador", "conciliador", "sindico", "interventor", liquidator, assignee, trustee, sequestrator (or other similar official) of Comercial, Vitrocrisa or such Subsidiary or of any substantial part of their respective property or other assets, or (iv)



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ordering the winding up or liquidation of its affairs; or (b) (i) Comercial,
Vitrocrisa or any of its Subsidiaries (A) institutes proceedings or takes any form of corporate action to be liquidated or adjudicated bankrupt, insolvent, in suspension of payments or in concurso mercantil, (B) consents to the institution of bankruptcy (concurso mercantil) or insolvency proceedings against it, (C) files a petition or consent seeking reorganization, suspension of payments, concurso mercantil or relief under any applicable law or consents to the filing of any such petition or to the appointment of a receiver, "visitador", "conciliador", "sindico", "interventor", liquidator, assignee, trustee, sequestrator (or other similar official) of Vitrocrisa, Comercial or such Subsidiary or of any substantial part of their respective property, (D) makes a general assignment for the benefit of creditors, or (E) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent, or (ii) any trust or corporate action is taken by Comercial, Vitrocrisa or any of their Subsidiaries for the purpose of effecting any of the foregoing; or

          9.7 Judgments. One or more final judgments or decrees for the payment of money shall be entered against Comercial, Vitrocrisa or any of their Subsidiaries involving, in the aggregate, a liability (not paid or fully covered by insurance other than reasonable and customary deductibles) of the equivalent of U.S.$5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

          9.8 Cancellation of Payment Obligation. Any dominant authority asserting or exercising de jure or de facto governmental or police powers in Mexico shall, by moratorium laws or otherwise, cancel, suspend or defer the Obligation of Comercial or Vitrocrisa to pay any amount required to be paid hereunder or under the Notes, or the Obligations of Comercial, Vitrocrisa or any of their Subsidiaries under any other Transaction Document; or

          9.9 Government Action. Any Government Agency shall have (a) condemned, nationalized, seized, or otherwise expropriated all or substantially all of the property or other assets of Comercial, Vitrocrisa or any of their Subsidiaries, (b) assumed custody or control of such property or other assets of the business or operations of Comercial, Vitrocrisa or any such Subsidiary, or (c) taken (i) any action for the dissolution or disestablishment of Comercial, Vitrocrisa or any such Subsidiary or (ii) any action that would prevent Comercial, Vitrocrisa or any such Subsidiary from carrying on a substantial part of its business; or

          9.10 Failure of Enforceability. Any Transaction Document shall cease to be enforceable and in full force and effect, or Vitrocrisa or Comercial shall deny or disaffirm any of its obligations under any Transaction Document; or

          9.11 Change in Control. A Change in Control shall occur; or

          9.12 Imposition of Exchange Restrictions. Any restriction or requirement not in effect on the Closing Date shall have been imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits Comercial's, Vitrocrisa's or any of their Subsidiaries' ability to transfer foreign exchange for the purpose of performing any obligation under any Transaction Document unless, within 30 days after the imposition of any such restriction or requirement, Comercial or Vitrocrisa, as applicable, shall have delivered to the



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Administrative Agent evidence satisfactory to it that foreign exchange will be made available to it for the purpose of performing its obligations under the Transaction Documents; or

          9.13 Guarantor Default Under Libbey Guaranty or Vitro Guaranty.

          (a) (i) Any Guarantor Event of Default set forth in Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7 or 5.9 of the Libbey Guaranty or in Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8, or 5.10 the Vitro Guaranty shall occur and be continuing; provided, that such occurrence shall not constitute an Event of Default hereunder if: (A) on or before (5) days after any such occurrence, the Guarantor party to the Guaranty under which such Guarantor Event of Default has occurred (the "Defaulting Guarantor") or any other Guarantor shall provide written notice to the Administrative Agent of its intent to obtain and deliver to the Administrative Agent, for the benefit of the Lenders that are entitled to the benefit of the Guaranty provided by the Defaulting Guarantor, an Acceptable Letter of Credit in a minimum face amount equal to at least such Defaulting Guarantor's Guaranteed Obligations (as defined in the Guaranty to which such Defaulting Guarantor is a party and used herein with the same meaning) or to pay in full in cash the Defaulting Guarantor's Guaranteed Obligations; and (B) on or before thirty (30) days after any such occurrence, the Defaulting Guarantor or any other Guarantor shall obtain a commitment from an Acceptable Bank to issue such an Acceptable Letter of Credit for the benefit of the Administrative Agent; and (C) on or before forty-five (45) days after any such occurrence, the Defaulting Guarantor or any other Guarantor shall obtain and deliver to the Administrative Agent, for the benefit of such Lenders, such an Acceptable Letter of Credit or shall pay in full in immediately available funds the amount of such Guaranteed Obligations to the Administrative Agent for the account of the relevant Lenders as provided herein together with all Additional Costs and any amounts payable pursuant to
Section 2.9, if any, with respect to such payment; and

          (ii) Any Guarantor Event of Default set forth in Section 5.3 of either the Libbey Guaranty or the Vitro Guaranty shall occur and be continuing; provided, that such occurrence shall not constitute an Event of Default hereunder if: (A) within five (5) days after any such occurrence, the Defaulting Guarantor or any other Guarantor shall provide written notice to the Administrative Agent of its intent to obtain and deliver to the Administrative Agent, for the benefit of the Lenders that are entitled to the benefit of the Guaranty provided by the Defaulting Guarantor, an Acceptable Letter of Credit in a minimum face amount equal to at least such Defaulting Guarantor's Guaranteed Obligations (as defined in the Guaranty to which such Defaulting Guarantor is a party and used herein with the same meaning) or to pay in full in cash the Defaulting Guarantor's Guaranteed Obligations; and (B) within thirty (30) days after any such occurrence, the Defaulting Guarantor or any other Guarantor shall obtain and deliver to the Administrative Agent, for the benefit of such Lenders, such an Acceptable Letter of Credit, or shall pay in full in immediately available funds the amount of such Guaranteed Obligations to the Administrative Agent for the account of the relevant Lenders as provided herein together with all Additional Costs and any amounts payable pursuant to Section 2.9, if any, with respect to such payment;

          (b) For the purposes of this Agreement, the term "Acceptable Letter of Credit" shall mean one or more irrevocable standby letters of credit obtained by (or on behalf of) any Person and delivered to the Administrative Agent for the benefit of certain Lenders as set




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
forth in this Agreement, which letter of credit (i) shall be issued for the benefit of the Administrative Agent by an Acceptable Bank, (ii) shall be in a minimum face amount as set forth in this Agreement, (iii) shall have an expiry date of at least ten (10) days beyond the maturity date of the Loan or Loans which such Defaulting Guarantor has guaranteed, or alternatively, shall have an expiry date of one (1) year, provided that such letter of credit shall be drawable in full if it is not renewed or replaced by an Acceptable Letter of Credit on or before fifteen (15) days prior to its stated expiry date, (iv) shall be drawable upon presentment by the Administrative Agent of a certificate stating that the Administrative Agent is entitled to make such drawing under such letter of credit, (v) shall be drawable if (A) the issuer's long-term unsecured debt ratings are downgraded such that the issuer ceases to be an Acceptable Bank and (B) such Guarantor shall have failed to obtain a replacement letter of credit from an Acceptable Bank within the earlier of (1) fifteen (15) days after such downgrade or (2) a shorter period if the stated expiry date of such letter of credit falls within the twenty-day period commencing on the date of such downgrade, and (vi) otherwise shall be in form and substance acceptable to the Administrative Agent; and for the purposes of this Agreement, the term "Acceptable Bank" shall mean any Lender or a commercial bank whose or whose parent company's unsecured long-term debt obligations are rated "A" or "A2" or better by S&P or Moody's, respectively, for the term of any Acceptable Letter of Credit that it issues;

          (c) If the Administrative Agent has not received an Acceptable Letter of Credit from a Guarantor that renews or replaces an Acceptable Letter of Credit on or before fifteen (15) days prior to its stated expiry date, then the Administrative Agent shall be entitled to draw, and at the request of the Required Tranche A Lenders or the Required Tranche B Lenders, as the case may be (which are certain of the Lenders that are entitled to the benefit of the Guaranty provided by the Defaulting Guarantor), shall draw, the entire amount of such Acceptable Letter of Credit and the proceeds thereof shall be deposited in the Cash Collateral Account at the Administrative Agent or an Acceptable Bank and held by the Administrative Agent as collateral for the Defaulting Guarantor's Guaranteed Obligations (as defined in the Guaranty to which such Defaulting Guarantor is a party) and applied in payment of such Guaranteed Obligations when due;

          9.14 Guarantor Default Under US Affiliate Guaranty or Subsidiary Guaranty, etc. A Guarantor Event of Default under any US Affiliate Guaranty or Subsidiary Guaranty shall occur or a Guarantor Event of Default under Section
5.8 of the Libbey Guaranty or Section 5.9 of the Vitro Guaranty shall occur;

then, and in any such event, and at any time thereafter:

          (a) if an Event of Default specified in Section 9.6 shall occur in respect of Comercial or Vitrocrisa: (i) the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Comercial, Vitrocrisa and their respective Subsidiaries; and (ii) without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other document or instrument entered into in connection therewith;



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(b)(i) if an Event of Default specified in Section 9.13 shall occur in respect of Vitro, then: (1) (A) the Administrative Agent may, and with the approval of the Required Tranche A Lenders shall, terminate the Tranche A Total Commitment (if not theretofore terminated) and accelerate the outstanding principal amount of all outstanding Tranche A Loans and all other Tranche A Obligations, which upon acceleration shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Comercial, Vitrocrisa and their respective Subsidiaries, and (B) the Agents and the Tranche A Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other documents or instruments entered into in connection therewith, including without limitation, any remedies in Section 9(c) below; and (2) (A) the Administrative Agent may, and with the approval of the Required Tranche B Lenders shall, terminate the Tranche B Commitment (if not theretofore terminated) and accelerate the outstanding principal amount of all outstanding Tranche B Loans and all other Tranche B Obligations, which upon acceleration shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Comercial, Vitrocrisa and their respective Subsidiaries, and (B) the Administrative Agent and the Tranche B Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other documents or instruments entered into in connection therewith, including without limitation, any remedies in
Section 9(c) below; and

          (ii) if an Event of Default specified in Section 9.13 shall occur in respect of Libbey or Libbey Glass, then: (1) (A) the Administrative Agent may, and with the approval of the Required Tranche B Lenders shall, terminate the Tranche B Commitment (if not theretofore terminated) and accelerate the outstanding principal amount of all outstanding Tranche B Loans and all other Tranche B Obligations, which upon acceleration shall be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Comercial, Vitrocrisa and their respective Subsidiaries, and
     (B) the Administrative Agent and the Tranche B Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other documents or instruments entered into in connection therewith, including without limitation, any remedies in
     Section 9(c) below; and (2) (A) the Administrative Agent may, and with the approval of the Required Tranche A Lenders shall, terminate the Tranche A Total Commitment (if not theretofore terminated) and accelerate the outstanding principal amount of all outstanding Tranche A Loans and all other Tranche A Obligations, which upon acceleration shall automatically be and become immediately due and payable, without demand, protest or presentment or notice of any kind, all of which are hereby expressly waived by Comercial, Vitrocrisa and their respective Subsidiaries, and (B) the Agents and the Tranche A Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other documents or instruments entered into in connection therewith, including without limitation, any remedies in
     Section 9(c) below;

            (c) if any other Event of Default shall then be continuing:

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            (i) the Administrative Agent may, and shall with the approval of the Required Tranche A Lenders, by written notice to Comercial, take any of the following actions without the consent of, but with prior written notice to, the Tranche B Lenders (it being understood that none of such actions shall in any way limit or otherwise affect the rights available to the Tranche B Lenders, any Agent or the holder of any Tranche B Note under this Agreement or any other Transaction Document): (A) declare the Tranche A Total Commitment terminated whereupon the Tranche A Term Commitment and the Tranche A Revolving Commitment of each Tranche A Lender, as the case may be, shall forthwith terminate immediately; (B) declare the principal of and any accrued interest in respect of all Tranche A Loans and the Tranche A Notes and all Obligations owing in respect of the Tranche A Loans or Tranche A Total Commitment to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Comercial and Vitrocrisa, and exercise any rights available under any Guaranty guaranteeing any of the Tranche A Loans or any other document or instrument entered into in connection therewith; (C) enforce, realize upon or exercise, or instruct the Collateral Agent to enforce, realize upon or exercise, its remedies against any security or collateral provided under or in connection with any of the Collateral Documents; and/or (D) exercise any other rights available under the Transaction Documents or other document or instrument entered into in connection therewith in respect of the Tranche A Loans or Tranche A Total Commitment; and

            (ii) the Administrative Agent may, and shall with the approval of the Required Tranche B Lenders, by written notice to Comercial, take any of the following actions without the consent of, but with prior written notice to, the Tranche A Lenders (it being understood that none of such actions shall in any way limit or otherwise affect the rights available to the Tranche A Lenders, any Agent or the holder of any Tranche A Note under this Agreement or any other Transaction Document): (A) declare the Tranche B Total Commitment terminated whereupon the Tranche B Commitment of each Tranche B Lender shall forthwith terminate immediately; (B) declare the principal of and any accrued interest in respect of all Tranche B Loans and the Tranche B Notes and all Obligations owing in respect of the Tranche B Loans or Tranche B Total Commitment to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Comercial and Vitrocrisa, and exercise any rights available under any Guaranty guaranteeing any of the Tranche B Loans or any other document or instrument entered into in connection therewith; and/or (C) exercise any other rights available under the Transaction Documents or other document or instrument entered into in connection therewith in respect of the Tranche B Loans or Tranche B Total Commitment; and

            (iii) without limiting the foregoing, the Agents and the Lenders shall be entitled to exercise any and all other remedies available to them under the Transaction Documents or other document or instrument entered into in connection therewith.


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


            Section 10. Guaranty.

            10.1 Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to enter into this Agreement, Vitrocrisa hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all Obligations of Comercial to the Administrative Agent, the Collateral Agent, the Lenders and any holder of a Note, or any of them, under or with respect to the Transaction Documents, whether for principal, interest, fees, expenses or otherwise, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (collectively, the "Guaranteed Obligations").

            10.2 Waivers. Vitrocrisa waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Vitrocrisa further waives presentment, protest, notice of notices delivered or demand made on Comercial or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent, the Collateral Agent, and the Lenders to sue Comercial, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Comercial or otherwise, Vitrocrisa's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent, the Collateral Agent, or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Vitrocrisa their assessments of the financial condition of Comercial.

            Vitrocrisa hereby expressly waives any right, beneficio de orden, division and excusion and any of the rights provided for in Articles 2813, 2814, 2815, 2816, 2817, 2818, 2820, 2821, 2822, 2823, 2836, 2840, 2842, 2844,
2845, 2846, 2847, 2848, 2849 et al of the Federal Civil Code and the corresponding provisions of the Civil Code for the Federal District of Mexico, and the Civil Codes for all of the States of Mexico, which are not reproduced herein inasmuch as Vitrocrisa hereby represents to be familiar with the contents thereof, as well as all other rights and defenses the assertion or exercise of which would in any way diminish the liability of Vitrocrisa hereunder.

            10.3 Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of Vitrocrisa and not merely one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver,



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subordination or modification, with or without consideration, of any collateral, or any other guaranties with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent, the Collateral Agent, and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of Comercial or the insolvency, bankruptcy or any other change in the legal status of Comercial; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of Vitrocrisa or Comercial to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which Vitrocrisa may have at any time against Comercial or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstance, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor (other than indefeasible payment in full in cash of the Guaranteed Obligations); all whether or not Vitrocrisa shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this Section. It is agreed that Vitrocrisa's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that Vitrocrisa's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by Comercial of the Guaranteed Obligations in the manner agreed upon by Comercial and the Administrative Agent, the Collateral Agent, and the Lenders.

            10.4 Acceleration. Vitrocrisa agrees that, as between Vitrocrisa on the one hand, and the Lenders, the Collateral Agent, and the Administrative Agent, on the other hand, the obligations of Comercial guaranteed under this
Section 10 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9 hereof for purposes of this Section 10, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting Comercial or otherwise) preventing such declaration as against Comercial and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by Comercial) shall forthwith become due and payable by Vitrocrisa for purposes of this Section 10.

            10.5 Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders, the Collateral Agent, or the Administrative Agent shall have any obligation to marshal any assets in favor of Vitrocrisa or against or in payment of any or all of the Guaranteed Obligations. If Vitrocrisa, Comercial or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender, the Collateral Agent, or the Administrative Agent, or if any Lender, the Collateral Agent, or the Administrative Agent receives any proceeds of collateral, which



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payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Comercial, Vitrocrisa, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, Vitrocrisa, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

            10.6 Waiver of Subrogation and Contribution. Until the Guaranteed Obligations have been paid in cash indefeasibly in full and the Commitments by the Lenders to Comercial shall have terminated, Vitrocrisa hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Comercial or any other Person that arise from the existence, payment, performance or enforcement of Vitrocrisa's obligations under this guaranty or any other Transaction Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Administrative Agent, the Collateral Agent, or any Lender against Comercial or any other Person or any collateral which the Administrative Agent, the Collateral Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Comercial or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Vitrocrisa in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash indefeasibly in full and the Commitments shall not have been terminated, such amount shall be deemed to have been paid to Vitrocrisa for the benefit of, and held in trust for, the Administrative Agent, the Collateral Agent and the Lenders, and shall forthwith be paid to the Administrative Agent for the account of the Administrative Agent and the Lenders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. Vitrocrisa acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits. If (a) Vitrocrisa has made payment to the Administrative Agent, the Collateral Agent, and the Lenders of all or any part of the Guaranteed Obligations and (b) the Guaranteed Obligations have been paid in full and the Commitments have been terminated, the Administrative Agent, the Collateral Agent, and the Lenders agree to execute and deliver to Vitrocrisa appropriate documents (without recourse and without representation and warranty) necessary to evidence the transfer by subrogation to Vitrocrisa of an interest in the Guaranteed Obligations resulting from such payment by Vitrocrisa.

            Section 11. The Agents.

            11.1 Appointment of the Agents. The Lenders hereby appoint and designate Bank of Montreal as Administrative Agent and the Tranche A Lenders hereby appoint and designate HSBC Bank USA and HSBC Mexico, S.A. as Collateral Agents, in each case to act in such capacity as specified herein and in the other Transaction Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and the Collateral Agents to take such action on its behalf under the provisions of this Agreement, the other Transaction



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Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and the Collateral Agents, as the case may be, by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto. The Administrative Agent and the Collateral Agents may perform any of their respective duties hereunder and under the other Transaction Documents by or through its officers, directors, agents or employees.

            11.2 Nature of Duties. None of the Administrative Agent, the Collateral Agents or the Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Transaction Documents. None of the Administrative Agent, the Collateral Agents, the Arranger, or any of their respective officers, directors, agents or employees, shall be liable for any action taken or omitted by it or them hereunder or under any other Transaction Document or in connection herewith or therewith, unless resulting solely by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Collateral Agents shall be mechanical and administrative in nature; none of the Administrative Agent, the Collateral Agent nor the Arranger shall have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent, the Collateral Agents or the Arranger any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein.

            11.3 No Reliance on the Agents. Independently and without reliance upon the Administrative Agent, the Collateral Agents or the Arranger, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Comercial, Vitrocrisa, Vitro, Libbey, and each US Affiliate in connection with the making of its Commitments and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Comercial, Vitrocrisa, Vitro, Libbey, and each US Affiliate and their respective Affiliates and, except as expressly provided in this Agreement, none of the Administrative Agent, the Collateral Agents, or the Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Administrative Agent, the Collateral Agents or the Arranger shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of each of Comercial, Vitrocrisa, Vitro, Libbey, and each US Affiliate and their respective Affiliates or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of each of Comercial, Vitrocrisa, Vitro, Libbey, and each US Affiliate and their respective Affiliates or the existence or possible existence of any Default or Event of Default.

            11.4 Certain Rights of the Agents. (a) If the Administrative Agent, or either Collateral Agent shall request instructions from the Required Tranche A Lenders, Required Tranche A Revolving Lenders, Required Tranche B Lenders and/or Supermajority Lenders, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, then the Administrative Agent and such Collateral Agent, respectively, shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from such Lenders, and, in any such event, neither the Administrative Agent nor the Collateral Agents shall incur liability to any Person by reason of so refraining. Without limiting the generality of the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent or either Collateral Agent as a result of acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Required Tranche A Lenders, Required Tranche A Revolving Lenders, Required Tranche B Lenders and/or Supermajority Lenders, as the case may be.

            (b) If either Collateral Agent shall request instructions from the Tranche A Lenders with respect to any action (including failure to act) in connection with this Agreement or any other Transaction Document, then such Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Tranche A Lenders, and in any such event, such Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the generality of the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Collateral Agents as a result of acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Tranche A Lenders.

            11.5 Reliance by the Administrative Agent and the Collateral Agents. The Administrative Agent and the Collateral Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Transaction Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

            11.6 Indemnification. To the extent the Administrative Agent, the Collateral Agents, the Arranger or any of their respective officers, directors, agents or employees are not reimbursed and indemnified by Comercial or Vitrocrisa, the Lenders (or in the case of the Collateral Agents, the Tranche A Lenders) will reimburse and indemnify each such Person, in proportion to their outstanding Notes, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by each such Person, in performing its duties hereunder or under any other Transaction Document, or in any way relating to or arising out of this Agreement or any other Transaction Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Person.



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


            11.7 Capacity as Lenders. With respect to its obligation to make Loans under this Agreement, the Administrative Agent, the Collateral Agents and the Arranger shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Required Tranche A Lenders," "Required Tranche B Lenders," Required Tranche A Revolving Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Arranger in its individual capacity. The Administrative Agent, the Collateral Agents and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Comercial, Vitrocrisa, Vitro, Libbey or any Affiliate of Vitrocrisa, Comercial, Vitro, or Libbey as if it were not performing the duties specified herein, and may accept fees and other consideration from Comercial, Vitrocrisa, Vitro, Libbey or such Affiliate for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            11.8 Holders. The Administrative Agent and the Collateral Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.9 Resignation.

            (a) Bank of Montreal, HSBC Bank USA and/or HSBC Mexico, S.A. may resign from the performance of their respective duties as Administrative Agent and Collateral Agent hereunder and/or under the other Transaction Documents at any time by giving 15 Business Days' prior written notice to Comercial and the Lenders and the other Agent. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (b), (c) and (d) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Lenders shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder who shall be an internationally-recognized commercial bank or trust company reasonably acceptable to Comercial (except that no such consent shall be necessary during a Default).

            (c) If a successor Administrative Agent or Collateral Agent, as the case may be, shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Comercial (except that no such consent shall be necessary during a Default), may then appoint a successor Administrative Agent, or the Collateral Agents may petition a court of competent jurisdiction to appoint a successor Collateral Agent, who shall serve as such hereunder or thereunder until such time, if any, as the Lenders appoint a successor as provided above.



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


            (d) If no successor has been appointed pursuant to clause (b) or
(c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent or the Collateral Agent, as the case may be, the resignation shall become effective and the Lenders shall thereafter perform all the duties of the Administrative Agent or Collateral Agent, as the case may be, hereunder and/or under any other Transaction Document until such time, if any, as the Lenders appoint a successor as provided above.

            11.10 Mexican Income Tax Law.

            (a) Each Lender represents and warrants to Comercial and the Administrative Agent on the date hereof that it (i) (A) has been registered, and will use reasonable efforts, subject to overall policy considerations, to maintain in force such Lender's registration (the "Registration") during the time such Lender is a party hereto, as a financial institution with the SHCP for purposes of Article 195(I) of the Mexican Income Tax Law (or successor provision), and (B) is a resident of a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect in such country or (ii) is exempt from Mexican withholding taxes (including as a result of being a development bank).

            (b) Comercial agrees and acknowledges that, despite the reasonable efforts of the Lenders relying on the representation made in Section 11.10(a)(i), the maintenance of the Registration of a Lender may not be practicable, and, accordingly, agrees that if, after the exercise of such reasonable efforts, a Lender is not able to maintain such Registration and any such inability is not reasonably the fault of such Lender, such Lender shall try to sell its Loan to a financial institution which meets the requirements of Section 11.10(a)(i) or (ii), but nevertheless Comercial will continue to pay Additional Costs when due, to the extent provided in Section 4.4. In the case of the Lenders making the representations in Section 11.10(a)(i)(B) or
Section 11.10(a)(ii), if a Lender is notified by Comercial or has otherwise actual knowledge that the applicable double taxation treaty or the applicable Mexican legislation, as the case may be, ceases to be in effect, such Lender shall try to sell its Loan to a financial institution which meets the requirements of Section 11.10(a)(i) or (ii) above, at the cost of Comercial and at a price satisfactory to that Lender, but nevertheless Comercial agrees that it shall continue to pay Additional Costs when due, to the extent provided in Section 4.4. Comercial also agrees and acknowledges that, notwithstanding the provisions of Section 11.10(a), if any Lender (i) determines (which determination shall, absent manifest error, be final and conclusive) that maintenance of its Registration would cause such Lender to suffer any material legal, regulatory or economic disadvantage, such Lender shall not be required to maintain such Registration or (ii) ceases to be resident of a country with which Mexico has a treaty for the avoidance of double taxation in effect or (iii) ceases to be otherwise exempt from Mexican withholding taxes, Comercial may, at its option, designate another bank that meets the requirements of Section 11.10(a)(i) or (ii) to replace such Lender by purchasing such Lender's outstanding Loans for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued and unpaid interest, fees and other accrued unpaid amounts payable to such Lender under the Transaction Documents; such affected Lender will consummate such sale in accordance with such terms within a reasonable period of time not exceeding five (5) Business Days from the date Comercial shall have designated a replacement lender subject to such Lender's receipt of the purchase price in immediately available funds and compliance with Section 12.5.


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


            Section 12. Miscellaneous.

            12.1 Payment of Expenses, etc. Comercial shall: (i) whether or not the transactions herein contemplated are consummated, pay, from time to time upon request, all reasonable out-of-pocket costs and expenses of (x) the Administrative Agent (including, without limitation, the reasonable costs and expenses of the syndication of the Loans, the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw LLP as special U.S. counsel to the Arranger and the Administrative Agent and of Baker & McKenzie as special Mexican counsel to the Arranger and the Administrative Agent, and reasonable printing, document production and delivery, communication, travel and publicity costs) incurred in connection with the preparation, review, negotiation, translation, execution, delivery, syndication and administration of this Agreement and the other Transaction Documents and the documents and instruments prepared in connection herewith or in anticipation hereof and any amendment, waiver or consent relating hereto or thereto, and (y) the Administrative Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, the Arranger and each Lender, and their respective officers, directors, employees, representatives and agents (each an "indemnified person") from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the indemnified person is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Transaction Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred solely by reason of the gross negligence or willful misconduct of the Person to be indemnified). Each of Comercial and Vitrocrisa hereby waives and releases each Lender, the Arranger and the Administrative Agent from, and agrees not to pursue against them, any claim for consequential, special or punitive damages.

            12.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent, the Collateral Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Comercial, Vitrocrisa or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located) to or for the credit or the account of Comercial or Vitrocrisa against and on account of the Obligations and liabilities of Comercial to such Lender, the Collateral Agent or the Administrative Agent under this


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


Agreement or under any of the other Transaction Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 12.7(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document, irrespective of whether or not such Lender, the Collateral Agent or the Administrative Agent shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and sent by facsimile, private express courier or delivered: if to Comercial or Vitrocrisa, to its address specified opposite its signature below (in the case of a notice of acceleration or an amendment to increase the rate set forth in the definition of the term "Tranche B Applicable Margin" or notice of the occurrence of an Event of Default, with a copy to Libbey at 300 Madison Avenue, Toledo, Ohio 43604,
Attention: VP and Treasurer, Telephone: (419) 325-2279, Facsimile: (419) 325-2117); if to any Lender, at its Lending Offices specified opposite its name on Schedule II; if to the Administrative Agent or the Collateral Agent, at their respective Notice Offices; or, as to Comercial, Vitrocrisa, the Collateral Agent or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to Comercial, the Collateral Agent and the Administrative Agent. All such notices and communications shall, when sent by facsimile or private express courier, be effective when sent by facsimile, or delivered to such private express courier, as the case may be, in each case confirmed by telephone, except that notices and communications to the Administrative Agent or to the Collateral Agent shall not be effective until received by such Agent.

            12.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that neither Comercial nor Vitrocrisa may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders.

            12.5 Syndication or Assignment of Loans.

            (a) Each Lender may at any time, (i) grant participations in the Loans made hereunder (provided, that the Person purchasing any such participation shall have voting rights only in respect of those issues set forth in the first proviso to Section 12.14) or (ii) transfer or assign pursuant to an assignment and assumption agreement substantially in the form of Exhibit F hereto (each a "Lender Assignment Agreement"), any of its rights hereunder or under any of the Notes; provided, however, that any such transfer or assignment by a Lender pursuant to this clause (ii) to any lending institution other than one of the other Lenders or any Affiliate of any Lender of a portion of its rights hereunder or under any Note shall (w) be for an amount not less than U.S.$1,000,000 or a higher integral multiple of U.S.$1,000,000 in each instance, (x) be made only upon the making by any such lending institution of the representations and warranties contained in Section
11.10 hereof, (y) be subject to the prior consent of Comercial (except upon Default) and the Administrative Agent (which consent by Comercial (if required) or by the Administrative Agent shall not be unreasonably withheld, delayed or conditioned), and (z) be effective only upon payment by the assignee or assignor to the Administrative Agent of an


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


administrative processing fee of U.S.$3,500. If any Lender transfers or assigns all or a part of its rights and obligations hereunder or under the Notes to any other financial institution, such financial institution shall be a party hereto and, to the extent that rights and obligations hereunder have been transferred or assigned to it, shall have the rights and obligations of a Lender hereunder and under the other Transaction Documents, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such financial institution, and any reference to the transferring or assigning Lender in this Agreement, the other Transaction Documents or the Note of such Lender shall thereafter refer to such Lender and to such other financial institution to the extent of their respective interests.

            (b) Not later than five Business Days after the receipt of a notice from the Administrative Agent that a Lender has assigned all or a portion of its Loans hereunder in accordance with the provisions hereof, Comercial, Vitrocrisa and Vitro, as applicable, will, at their expense, execute and deliver to the Administrative Agent new Notes prepared in conformity herewith evidencing the assigned Loans and, if the assigning Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assigning Lender; provided, however, that the Administrative Agent shall have notified Comercial that it has possession of the assigning Lender's Note or Notes for exchange and that it will deliver to Comercial such Note or Notes upon receipt of the new Notes referred to above.

            12.6 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Administrative Agent or any Lender or the holder of any
Note in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between (a) Comercial or Vitrocrisa, on the one hand and (b) the Administrative Agent, the Collateral Agent or any Lender or the holder of any Note, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any of the Administrative Agent, the Collateral Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on Comercial or Vitrocrisa or any other Person in any case shall entitle Comercial or Vitrocrisa or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Administrative Agent, the Collateral Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

            12.7 Payments Pro Rata.

            (a) The Administrative Agent agrees that promptly after its receipt of any payment (other than payments pursuant to Section 3) from or on behalf of Comercial in respect of any Obligations of Comercial hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.



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


            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which can or may be applicable to the payment of the principal of, or interest on, the Loans or any Fee related thereto, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of the relevant Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders having an interest in the related Obligations of Comercial to such Lenders in such amount as shall result in a proportional participation by all the Lenders having an interest in the related Obligations in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. It is understood and agreed that nothing herein contained shall require a Lender who does not have an interest in Tranche A Loans to purchase a participation in a Tranche A Loan or a Fee related thereto or a Lender who does not have an interest in Tranche B Loans to purchase a participation in a Tranche B Loan or a Fee related thereto. Comercial and Vitrocrisa agree that any Lender so purchasing a participation from another Lender pursuant to this Section 12.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Comercial in the amount of such participation.

            12.8 Calculations; Computations.

            (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP.

            (b) All computations of interest for LIBOR Loans and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. All computations of interest for Base Rate Loans shall be made on the basis of the actual number of days in the applicable year and actual days elapsed.

            12.9 Governing Law; Submission to Jurisdiction; Venue.

            (a) This Agreement and the other Transaction Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York without giving effect to the principles thereof relating to conflicts of law (except Section 5-1401 of the New York General Obligations Law), except as is otherwise specifically provided in such Transaction Document. Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York sitting in the City and the County of New York or of the United States for the Southern District of New York or of the courts of the corporate domicile of a party hereto in an action brought against it as a defendant, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Comercial and


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Vitrocrisa hereby irrevocably designates, appoints and empowers the Process
Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, Comercial or Vitrocrisa, as the case may be, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent; each such appointment shall be contained in a notarial instrument. Each of Comercial and Vitrocrisa further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by personal delivery of certified copies thereof to Comercial or Vitrocrisa, as applicable, at the address set forth opposite its signature below. Nothing herein shall affect the right of the Administrative Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Comercial or Vitrocrisa in any other jurisdiction.

            (b) Each of Comercial, Vitrocrisa, the Lenders and the Agents hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of Comercial and Vitrocrisa agrees, to the extent permitted by applicable law, that in any legal action or proceeding arising out of or in connection with this Agreement or any other Transaction Document (the "Proceedings") anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise), or from judgment shall be claimed by it or on its behalf or with respect to its assets. Each of Comercial and Vitrocrisa agrees, to the extent permitted by applicable law, that it is and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement and each other Transaction Document to which it is party.

            12.10 Obligation to Make Payments in Dollars. The obligation of Comercial and Vitrocrisa to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Transaction Document to the Payment Office of the Administrative Agent as provided in Section 4.3 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Lenders or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Transaction Document. The obligation of Comercial and Vitrocrisa to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Transaction Document, and shall not be affected by judgment



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being obtained for any other sums due under this Agreement or under any other
Transaction Document.

            12.11 Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            12.12 Intercreditor Provisions. Each Tranche B Lender hereby acknowledges and agrees that (a) it has received a copy of, and is familiar with, and understands the contents of, this Agreement and the other Transaction Documents, (b) this Agreement and the other Transaction Documents contain provisions governing the application of payments with respect to the Obligations that differentiate between the Obligations arising out of or relating to the Tranche A Loans and the Obligations arising out of or relating to the Tranche B Loans, and (c) the Obligations arising out of or relating to the Tranche A Loans will be secured by the collateral purported to be granted by the Collateral Documents and will have priority of payment with respect to such collateral and the proceeds thereof whereas the Obligations arising out of or relating to the Tranche B Loans will be unsecured and such Tranche B Lender shall have no right or claim to any such collateral or the proceeds thereof. Each Tranche B Lender further agrees (i) that it will not take any action to challenge or otherwise contest the validity, perfection, priority or enforceability of the Liens created by the Collateral Documents or the priority of payment provisions contained in the Credit Agreement or any of the other Transaction Documents, (ii) to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens or the validity or enforceability of the Credit Agreement or any of the other Transaction Documents, and (iii) that without such Tranche B Lender's consent, the Collateral Agent may exercise any remedies available to it with respect to the Liens created by the Collateral Documents or any of the other Transaction Documents.

            12.13 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.14 Amendment or Waiver. Except as specifically set forth in the remainder of this Section 12.14, (a) neither this Agreement nor any of the Subsidiary Guaranties, the Intercompany Note, the Accelerated Product Payment Agreement, or any letter of credit delivered pursuant to Section 7.19 nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Supermajority Lenders and the Administrative Agent; (b) none of the Vitro Guaranty, the US Affiliate Guaranties, the Tranche A Notes, or the Collateral Documents nor any terms thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by (1) the Lenders holding at least 66 2/3% of the sum of the then aggregate unpaid principal amount of the Tranche A Loans and the unused Tranche A Total Commitment, and (2) the Administrative Agent; (c) none of the Libbey Guaranty, the Tranche B Notes, or any letter of credit posted pursuant to Section 9.13 hereof for the benefit of the Tranche B Lenders, nor any terms thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by (A) the Lenders holding at least 66 2/3% of the sum of the then aggregate unpaid principal amount of

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the Tranche B Loans and the unused Tranche B Total Commitment, and (B) the
Administrative Agent; provided, however, that no such change, waiver, discharge or termination shall, without the prior written consent of each Lender, (i) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 12.14, of Sections 2.1, 12.1, 12.2, 12.4, 12.5, 12.7, 12.8(b) or 12.12, (iii) reduce the percentage specified in the definition of Required Tranche A Lenders, Required Tranche B Lenders or Supermajority Lenders, (iv) consent to the assignment or transfer by Comercial or Vitrocrisa of any of its rights and obligations under this Agreement or under any of the other Transaction Documents or to the assignment by the issuer bank of any obligations under a letter of credit posted pursuant to this Agreement for the benefit of all of the Lenders or reduce the amount payable thereunder or change the payment terms thereof or
(v) add any collateral or otherwise amend the description of the collateral contained in any of the Collateral Documents or except to the extent permitted pursuant to Section 8.1(f) increase the amount of the Indebtedness secured thereby except to the extent provided in the Collateral Documents as in effect on the Closing Date or as amended with the consent of all the Lenders; and further provided, that no such change or waiver affecting the rights or duties of the Administrative Agent or the Collateral Agent may be made without the prior written consent of the Administrative Agent or of the Collateral Agent, respectively. Neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated so as to (x) release any collateral (including without limitation any letter of credit) for the Tranche A Loans and the other Obligations related to the Tranche A Loans, or release Comercial, Vitrocrisa, Vitro or any of the US Affiliates from, or consent to the assignment of, any of their respective obligations under the Transaction Documents relating to the Tranche A Loans, the other Obligations related to the Tranche A Loans or the Tranche A Total Commitment, or extend the final maturity or the scheduled date for repayment of any Tranche A Loan, or reduce the interest rate or fees payable with respect to the Tranche A Loans, or reduce the principal amount thereof, without the prior written consent of all the Tranche A Lenders, or consent to the assignment by the issuer bank of any obligations under a letter of credit posted pursuant to this Agreement for the benefit of the Lenders having Tranche A Loans or all or part of the Tranche A Total Commitment or reduce the amount payable under such letters of credit or change the payment terms thereof, or (y) release Comercial, Vitrocrisa, Libbey, or Libbey Glass from, or consent to the assignment of, any of their respective obligations under the Transaction Documents relating to the Tranche B Loans, or extend the final maturity or the scheduled date for repayment of any Tranche B Loan, or reduce the interest rate or fee payable with respect to the Tranche B Loans, or reduce the principal amount thereof, without the consent of all the Tranche B Lenders, or consent to the assignment by the issuer bank of any obligations under a letter of credit posted pursuant to this Agreement for the benefit of the Lenders having Tranche B Loans or all or part of the Tranche B Total Commitment or reduce the amount payable under such letters of credit or change the payment terms thereof without the consent of all the Tranche B Lenders or
(z) amend, modify or waive any provision of Section 5 or Section 2.1.2 without the prior written consent of the Required Tranche A Revolving Lenders, or amend, modify or waive any provision of Section 5 prior to the initial Borrowing without the consent of the Required Tranche A Lenders and the Required Tranche B Lenders.

            12.15 Survival. All indemnities set forth herein, including, without limitation, in Sections 2.7, 2.8, 2.9, 4.4, 11.6 and 12.1, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

            12.16 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

            12.17 WAIVER OF JURY TRIAL. EACH OF THE LENDERS, THE ARRANGER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, VITROCRISA AND COMERCIAL HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR VITROCRISA, COMERCIAL, THE LENDERS, THE ARRANGER, THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.



                           [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



                              VITROCRISA COMERCIAL, S.
                              DE R.L. DE C.V.


                              By: /s/ Roberto B. Rubio Barnes
                                 -----------------------------------------------
                              Name:  Roberto B. Rubio Barnes
                              Title: Attorney in Fact


                              By: /s/ Jose Antonio Perez Vara
                                 -----------------------------------------------
                              Name:  Jose Antonio Perez Vara
                              Title: Attorney in Fact


                              Address for Notices:

                              Vitrocrisa Comercial, S. de R.L. de C.V.
                              Doblado Norte 1627-B Colonia Terminal
                              Monterrey, Nuevo Leon, Mexico C.P. 64580
                              Attention: Mr. Francisco Alanis Nin?o or
                                         Mr. Jose Antonio Perez Vara
                              Telephone: 011-52-81-1001-3188 or
                                         011-52-81-1001-3117
                              Facsimile: 011-52-81-1001-3178 or
                                         011-52-81-1001-3051

                              VITROCRISA, S. DE R.L. DE C.V.


                              By: /s/ Roberto B. Rubio Barnes
                                 -----------------------------------------------
                              Name:  Roberto B. Rubio Barnes
                              Title: Attorney in Fact


                              By: /s/ Jose Antonio Perez Vara
                                 -----------------------------------------------
                              Name:  Jose Antonio Perez Vara
                              Title: Attorney in Fact


                              Address for Notices:

                              Vitrocrisa, S. de R.L. de C.V.
                              Doblado Norte 1627-B Colonia Terminal
                              Monterrey, Nuevo Leon, Mexico C.P. 64580
                              Attention:  Mr. Francisco Alanis Nin?o or
                                          Mr. Jose Antonio Perez Vara
                              Telephone: 011-52-81-1001-3188 or
                                         011-52-81-1001-3117
                              Facsimile: 011-52-81-1001-3178 or
                                         011-52-81-1001-3051

                              BANK OF MONTREAL, as the
                              Administrative Agent and a Tranche A Lender


                              By: /s/ Eduardo Mendoza
                                 -----------------------------------------------
                              Name:  Eduardo Mendoza
                              Title: Vice President

                              BANCO NACIONAL DE MEXICO, S.A.,
                              as a Syndication Agent


                              By: /s/ Leopoldo Amaya Gonzalez
                                 -----------------------------------------------
                              Name:  Leopoldo Amaya Gonzalez
                              Title: Director of Corporate Finances


                              By: /s/ Ines Vargas Barrera
                                 -----------------------------------------------
                              Name:  Ines Vargas Barrera
                              Title: Vice-President

                              COMERICA BANK,
                              as a Tranche A Lender


                              By: /s/ Augusto J. de Oliveira
                                 -----------------------------------------------
                              Name:  Augusto J. de Oliveira
                              Title: Vice President

                              HSBC MEXICO, S.A., Institucion de
                              Banca Multiple, Grupo Financiero HSBC,
                              as a Tranche A Lender and as Collateral Agent


                              By:  /s/ Jorge Casa De la Torre
                                 -----------------------------------------------
                              Name:  Jorge Casa De la Torre
                              Title: Corporate Bank

                              THE BANK OF NOVA SCOTIA
                              as a Tranche B Lender


                              By:  /s/ Robert D. Hirsh
                                 -----------------------------------------------
                              Name:  Robert D. Hirsh
                              Title: Representative

                              STANDARD FEDERAL BANK, N.A.,
                              as a Tranche B Lender


                              By:  /s/ Christopher Thompson
                                 -----------------------------------------------
                              Name:  Christopher Thompson
                              Title: Vice President

                              HARRIS NESBITT, as the Arranger and a
                              Syndication Agent


                              By:  /s/ Eduardo Mendoza
                                 -----------------------------------------------
                              Name:  Eduardo Mendoza
                              Title: Vice President

                              HSBC BANK USA, as Collateral Agent


                              By:  /s/ Stephen Ferrera
                                 -----------------------------------------------
                              Name:  Stephen Ferrera
                              Title: Vice President

                              CITIBANK N.A., NASSAU BAHAMAS BRANCH, as Tranche A Lender


                              By:  /s/ Leslie Munroe
                                 -----------------------------------------------
                              Name:  Leslie Munroe
                              Title: Attorney-in-Fact
                                     Citibank N.A.
                                     Nassau, Bahamas Branch

                               Table of Contents

                                                                          Page


Section 1.        Definitions and Principles of Construction.................1

         1.1      Defined Terms..............................................1

         1.2      Principles of Construction................................17

Section 2.        Amount and Terms of Loans.................................18

         2.1      The Loans.................................................18

         2.2      Notice of Borrowing.......................................19

         2.3      Disbursement of Funds.....................................19

         2.4      Notes.....................................................20

         2.5      Several Commitments.......................................21

         2.6      Interest..................................................21

         2.7      Interest Periods..........................................22

         2.8      Increased Costs, Illegality, etc..........................23

         2.9      Compensation..............................................24

         2.10     Change of Lending Office..................................25

Section 3.        Fees......................................................25

         3.1      Commitment Fee............................................25

         3.2      Upfront and Structuring Fees..............................25

         3.3      Administrative Agency Fee.................................25

         3.4      Collateral Agency Fee.....................................26

Section 4.        Prepayments; Payments.....................................26

         4.1      Voluntary Prepayments.....................................26

         4.2      Repayments; Mandatory Repayments..........................27

         4.3      Method and Place of Payment...............................29

         4.4      Net Payments..............................................29

Section 5.        Conditions Precedent......................................30

         5.1      Conditions Precedent to the Initial Borrowing
                  Date......................................................30

         5.2      Conditions Precedent to Each Borrowing....................33

Section 6.        Representations, Warranties and Agreements................34

         6.1      Legal Status..............................................35

         6.2      Power and Authority.......................................35

                              TABLE OF CONTENTS
                                 (continued)



         6.3      No Immunity...............................................35

         6.4      No Violation..............................................35

         6.5      Governmental Approvals....................................36

         6.6      Litigation................................................36

         6.7      Financial Statements; No Material Adverse
                  Change; Liens.............................................36

         6.8      Use of Proceeds...........................................37

         6.9      Properties................................................37

         6.10     Patents, Licenses, Franchises and Formulas................37

         6.11     True and Complete Disclosure..............................38

         6.12     Tax Returns and Payments..................................38

         6.13     Employee Benefit Plans....................................38

         6.14     Labor Relations...........................................38

         6.15     Capitalization............................................39

         6.16     Subsidiaries..............................................39

         6.17     Compliance with Statutes, etc.............................39

         6.18     Availability and Transfer of Foreign Currency.............39

         6.19     Fees and Enforcement......................................40

         6.20     Investment Company Act....................................40

         6.21     Public Utility Holding Company Act........................40

         6.22     Solvency..................................................40

         6.23     Other Creditors...........................................40

         6.24     Pari Passu Status, etc....................................40

Section 7.        Affirmative Covenants.....................................41

         7.1      Information Covenants.....................................41

         7.2      Books, Records and Inspections; Accounting
                  Matters; Provision of Certain Financial Statements........43

         7.3      Compliance with Statutes, etc.............................43

         7.4      Taxes; Labor..............................................43

         7.5      Corporate Franchises, etc.................................44

         7.6      Maintenance of Property, Insurance........................44

                              TABLE OF CONTENTS
                                 (continued)



         7.7      Use of Proceeds...........................................44

         7.8      Conduct of Business.......................................44

         7.9      Governmental Licenses, etc................................44

         7.10     Performance of Obligations................................45

         7.11     Compliance with Terms of Leaseholds.......................45

         7.12     Maintenance of Pari Passu Status; Priority
                  of Liens..................................................45

         7.13     Future Subsidiaries.......................................45

         7.14     Further Assurances........................................46

         7.15     Process Agent.............................................46

         7.16     Security..................................................46

         7.17     Vitrocrisa Comercial Collection Account...................46

         7.18     Reserve Account...........................................47

         7.19     Reduction of Ratio of Consolidated Indebtedness
                  to Combined Operating Cash Flow...........................47

         7.20     Excess Cash Flow Prepayments..............................48

Section 8.        Negative Covenants........................................49

         8.1      Liens.....................................................49

         8.2      Dividends.................................................50

         8.3      Indebtedness..............................................51

         8.4      Investments...............................................51

         8.5      Consolidations, Mergers...................................52

         8.6      Sales of Assets...........................................53

         8.7      Consolidated Interest Coverage Ratio......................54

         8.8      Consolidated Leverage Ratio...............................54

         8.9      Net Worth.................................................54

         8.10     Limitations on Modifications of Certain
                  Agreements; etc...........................................54

         8.11     No Other Business.........................................54

         8.12     Transactions with Affiliates..............................54

         8.13     Limitation on Restrictions on Subsidiary
                  Dividends and Other Distributions.........................55

         8.14     Inconsistent Agreements...................................55

         8.15     Change in Accounting Policies.............................55

                              TABLE OF CONTENTS
                                 (continued)


         8.16     Subsidiaries..............................................55

         8.17     Sale-leaseback Transactions...............................55

         8.18     Operating Leases..........................................55

         8.19     Minimum Operating Cash Flow...............................56

         8.20     Minimum Debt Service Coverage Ratio.......................56

         8.21     Fixed Charge Coverage Ratio...............................57

Section 9.        Events of Default.........................................57

         9.1      Payments..................................................57

         9.2      Representations, etc......................................57

         9.3      Covenants.................................................57

         9.4      Payment Default Under Other Agreements....................57

         9.5      Acceleration of Indebtedness..............................58

         9.6      Bankruptcy, etc...........................................58

         9.7      Judgments.................................................58

         9.8      Cancellation of Payment Obligation........................58

         9.9      Government Action.........................................59

         9.10     Failure of Enforceability.................................59

         9.11     Change in Control.........................................59

         9.12     Imposition of Exchange Restrictions.......................59

         9.13     Guarantor Default Under Libbey Guaranty or
                  Vitro Guaranty............................................59

         9.14     Guarantor Default Under US Affiliate
                  Guaranty or Subsidiary Guaranty, etc......................61

Section 10.       Guaranty..................................................63

         10.1     Guaranty..................................................63

         10.2     Waivers...................................................63

         10.3     Guaranty Absolute.........................................64

         10.4     Acceleration..............................................65

         10.5     Marshaling; Reinstatement.................................65

         10.6     Waiver of Subrogation and Contribution....................65

                              TABLE OF CONTENTS
                                 (continued)

Section 11.       The Agents................................................66

         11.1     Appointment of the Agents.................................66

         11.2     Nature of Duties..........................................66

         11.3     No Reliance on the Agents.................................67

         11.4     Certain Rights of the Agents..............................67

         11.5     Reliance by the Administrative Agent and
                  the Collateral Agents.....................................68

         11.6     Indemnification...........................................68

         11.7     Capacity as Lenders.......................................68

         11.8     Holders...................................................68

         11.9     Resignation...............................................69

         11.10    Mexican Income Tax Law....................................69

Section 12.       Miscellaneous.............................................70

         12.1     Payment of Expenses, etc..................................70

         12.2     Right of Setoff...........................................71

         12.3     Notices...................................................71

         12.4     Benefit of Agreement......................................72

         12.5     Syndication or Assignment of Loans........................72

         12.6     No Waiver; Remedies Cumulative............................73

         12.7     Payments Pro Rata.........................................73

         12.8     Calculations; Computations................................74

         12.9     Governing Law; Submission to Jurisdiction;
                  Venue.....................................................74

         12.10    Obligation to Make Payments in Dollars....................75

         12.11    Counterparts..............................................75

         12.12    Intercreditor Provisions..................................75

         12.13    Headings Descriptive......................................76

         12.14    Amendment or Waiver.......................................76

         12.15    Survival..................................................77

         12.16    Domicile of Loans.........................................77

         12.17    WAIVER OF JURY TRIAL......................................77

                              TABLE OF CONTENTS
                                 (continued)

Schedule I........Commitments
Schedule II.......Lending Offices
Schedule III......Indebtedness to be Paid
Schedule IV.......Secured Indebtedness/Liens
Schedule V........Transactions with Affiliates

Exhibit A         Form of Notice of Borrowing
Exhibit B-1       Form of Base Rate Tranche A Term Note
Exhibit B-2       Form of LIBOR Tranche A Term Note
Exhibit B-3       Form of Base Rate Tranche A Revolving Note
Exhibit B-4       Form of LIBOR Tranche A Revolving Note
Exhibit B-5       Form of Base Rate Tranche B Term Note
Exhibit B-6       Form of LIBOR Tranche B Term Note
Exhibit C-1       Form of Officer's Certificate
Exhibit C-2       Form of Secretary's Certificate
Exhibit D-1       Form of Opinion of Cravath, Swaine & Moore LLP, U.S.
                  counsel to Comercial, Vitrocrisa, Vitro and the US Affiliates
Exhibit D-2       Form of Opinion of General Counsel to Comercial, Vitrocrisa
                  and Vitro
Exhibit D-3       Form of Opinion of Jauregui, Navarrete, Nader y Rojas, S.C.,
                  Mexican counsel to Comercial, Vitrocrisa and Vitro
Exhibit D-4       Form of Opinion of Latham & Watkins LLP, counsel to Libbey and
                  Libbey Glass
Exhibit D-5       Form of Opinion of Thompson & Knight, special Texas counsel to
                  Crisa Ltd.
Exhibit D-6       Form of Opinion of Richards, Layton & Finger, P.A., special
                  Delaware counsel to Crisa Industrial
Exhibit D-7       Form of Opinion of Lasa Monroig & Veve, special District of
                  Columbia counsel to Comercial
Exhibit E         Form of Process Agent Letter
Exhibit F         Form of Assignment and Assumption Agreement
Exhibit G         Form of Accounts Receivable Report
Exhibit H         Form of Subsidiary Guaranty
Exhibit I         Form of Intercompany Note
Exhibit J         Form of Libbey Guaranty
Exhibit K         Form of Vitro Guaranty
Exhibit L         Form of Security Agreement
Exhibit M         Form of Consent
Exhibit N         Form of US Affiliate Guaranty
Exhibit O         Form of US Affiliate Security Agreement
Exhibit P         Form of Non-Possessory Pledge Agreement
Exhibit Q         Form of Accelerated Product Payment Agreement
Exhibit R         Form of Compliance Certificate